                                                                   EXHIBIT 10.30

                                                                  EXECUTION COPY
                                                                  --------------


================================================================================


                           STOCK PURCHASE AGREEMENT


                                 BY AND AMONG


                          PACER INTERNATIONAL, INC.,

                       GTS TRANSPORTATION SERVICES, INC.

                                      AND

                          ALL OF THE SHAREHOLDERS OF
                       GTS TRANSPORTATION SERVICES, INC.



                          Dated as of August 31, 2000


================================================================================

                               TABLE OF CONTENTS

                                                                                                       Page
                                                                                                       ----

ARTICLE I PURCHASE AND SALE OF SHARES..................................................................   1
    1.1   Transfer of Shares...........................................................................   1
    1.2   Purchase Price...............................................................................   1
    1.3   Payment at Closing...........................................................................   2
    1.4   Delivery of Shares...........................................................................   2
    1.5   Affiliate-Owned Assets.......................................................................   2
    1.6   Earn Out.....................................................................................   2
    1.7   Further Assurances...........................................................................   4

ARTICLE II THE CLOSING.................................................................................   4

ARTICLE III WORKING CAPITAL ADJUSTMENTS................................................................   4
    3.1   Initial Working Capital Adjustment...........................................................   4
    3.2   Delivery of the Closing Balance Sheet........................................................   5
    3.3   Review and Final Determination of Closing Net Working Capital................................   6
    3.4   Adjustment of Closing Payment; Payments......................................................   7
    3.5   Accounts Receivable Adjustment...............................................................   8


ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS..........................................   9
    4.1   Title to the Shares..........................................................................   9
    4.2   Organization and Power.......................................................................   9
    4.3   Authority; Authorization, Execution and Delivery; Enforceability; No Conflict................   9
    4.4   Consents.....................................................................................  10
    4.5   Brokers......................................................................................  10

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE SELLER GROUP...........................................  11
    5.1   Organization, Power, Authority and Good Standing.............................................  11
    5.2   Authority; Authorization, Execution and Delivery; Enforceability; No Conflict................  11
    5.3   Consents.....................................................................................  12
    5.4   Capitalization...............................................................................  12
    5.5   Subsidiaries; Investments....................................................................  13
    5.6   Financial Information........................................................................  13
    5.7   Absence of Undisclosed Liabilities...........................................................  14
    5.8   Absence of Changes...........................................................................  14
    5.9   Tax Matters..................................................................................  15
    5.10  Title to Assets, Properties and Rights and Related Matters...................................  17
    5.11  Real Property - Owned or Leased..............................................................  17
    5.12  Intellectual Property........................................................................  18
    5.13  Agreements, No Defaults, Etc.................................................................  19
    5.14  Litigation, Etc..............................................................................  21
    5.15  Compliance with Laws.........................................................................  21


    5.16  Insurance....................................................................................  22
    5.17  Labor  Relations; Employees..................................................................  22
    5.18  ERISA Compliance.............................................................................  24
    5.19  Environmental Matters........................................................................  26
    5.20  Brokers......................................................................................  27
    5.21  Related Party Transactions...................................................................  27
    5.22  Accounts and Notes Receivable................................................................  28
    5.23  Bank Accounts; Powers of Attorney............................................................  28
    5.24  Suppliers and Vendors........................................................................  28
    5.25  Customers....................................................................................  29
    5.26  Conflicts of Interest........................................................................  29
    5.27  Year 2000....................................................................................  29
    5.28  Disclosure...................................................................................  29

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.............................................  29
    6.1   Organization; Corporate Authority............................................................  30
    6.2   Authority; Authorization; Execution and Delivery; Enforceability; No Conflict................  30
    6.3   Consents.....................................................................................  30
    6.4   Brokers......................................................................................  31

ARTICLE VII COVENANTS AND AGREEMENTS...................................................................  31
    7.1   Non-competition Covenant.....................................................................  31
    7.2   Disclosure of Information....................................................................  32
    7.3   Use of Proprietary Name......................................................................  34
    7.4   Certain Employee Matters.....................................................................  34
    7.5   Reservation of Purchaser's Shares............................................................  34

ARTICLE VIII CLOSING OBLIGATIONS.......................................................................  35
    8.1   Closing Obligations of the Seller Group......................................................  35
    8.2   Closing Obligations of the Purchaser.........................................................  36

ARTICLE IX INDEMNIFICATION.............................................................................  37
    9.1   Generally....................................................................................  37
    9.2   Assertion of Claims..........................................................................  38
    9.3   Notice and Defense of Third Party Claims.....................................................  38
    9.4   Survival of Representations and Warranties...................................................  39
    9.5   Limitations on Indemnification...............................................................  40
    9.6   Satisfaction of Indemnification Obligations..................................................  41
    9.7   Recourse Against Options and Shares..........................................................  41

ARTICLE X MISCELLANEOUS PROVISIONS.....................................................................  42
    10.1  Amendment....................................................................................  42
    10.2  Entire Agreement.............................................................................  42
    10.3  Severability.................................................................................  42
    10.4  Benefits of Agreement........................................................................  42
    10.5  Expenses; Sales and Transfer Taxes...........................................................  43
    10.6  Remedies.....................................................................................  43
    10.7  Notices......................................................................................  43


    10.8  Counterparts and Facsimile Execution.........................................................  45
    10.9  Governing  Law...............................................................................  45
    10.10 Jurisdiction and Venue.......................................................................  45
    10.11 Mutual Contribution..........................................................................  46
    10.12 No Third Party Beneficiaries.................................................................  46
    10.13 Independence of Covenants and Representations and Warranties.................................  46
    10.14 Interpretation; Construction.................................................................  47

                        ANNEXES, SCHEDULES AND EXHIBITS

Annexes
-------

Annex I              Shareholders
Annex II             Certain Definitions
Annex III            Company EBIT Amount

Schedules
---------

Schedule 1.3      -  Shareholder Percentages for Allocation of Purchase Price
Schedule 4.4      -  Shareholder Consents
Schedule 5.1      -  Foreign Qualifications for the Company
Schedule 5.3      -  Company Consents
Schedule 5.4(a)   -  Capitalization of the Company
Schedule 5.4(b)   -  Options, Warrants, Voting Agreements, etc.
Schedule 5.5      -  Subsidiaries and Investments
Schedule 5.6(a)   -  Financial Statements
Schedule 5.6(c)   -  Accounts Payable and Accounts Receivable
Schedule 5.7      -  Undisclosed Liabilities
Schedule 5.8      -  Absence of Changes
Schedule 5.9(a)   -  Tax Matters
Schedule 5.9(c)   -  Taxing Authority Notifications
Schedule 5.10(a)  -  Encumbrances
Schedule 5.10(b)  -  Tangible Personal Property
Schedule 5.11(a)  -  Real Property
Schedule 5.11(b)  -  Real Property Proceedings, Notices and Exceptions
Schedule 5.12(a)  -  Intellectual Property Rights
Schedule 5.12(b)  -  Actions to Protect Intellectual Property Rights
Schedule 5.13(a)  -  Material Contracts
Schedule 5.13(d)  -  Funded Indebtedness
Schedule 5.14(a)  -  Litigation, Etc.
Schedule 5.14(b)  -  Resolved Litigation
Schedule 5.15     -  Compliance with Laws
Schedule 5.16(a)  -  Insurance Policies
Schedule 5.16(b)  -  Insurance Claims, Etc.
Schedule 5.17(a)  -  Directors, Officers and Key Employees
Schedule 5.17(b)  -  Number of Employees, Independent Contractors, etc.
Schedule 5.17(c)  -  Labor Relations
Schedule 5.17(e)  -  Labor Proceedings
Schedule 5.17(f)  -  Joint Employer Matters
Schedule 5.17(g)  -  Independent Contractor Agreements
Schedule 5.18(a)  -  Employee Benefit Plans
Schedule 5.18(b)  -  ERISA Compliance
Schedule 5.19(a)  -  Environmental Laws - Violations
Schedule 5.19(b)  -  Environmental Compliance - Previously Owned Properties
Schedule 5.21     -  Related Party Transactions

Schedule 5.22  -  Accounts and Notes Receivable
Schedule 5.23  -  Bank Accounts; Powers of Attorney
Schedule 5.24  -  Suppliers and Vendors
Schedule 5.25  -  Customers
Schedule 6.1   -  Foreign Qualifications for the Purchaser
Schedule 6.3   -  Purchaser Consents

Exhibits
--------

Exhibit A  -   Form of Opinion of the Seller Group's Counsel
Exhibit B  -   Form of Agreement and General Release
Exhibit C  -   Form of Employment Agreement with Jeff Roths
Exhibit D  -   Form of Option Agreement for Jeff Roths
Exhibit E  -   Form of Employment Agreement with Patrick Nolan
Exhibit F  -   Form of Option Agreement for Patrick Nolan
Exhibit G  -   Form of Spousal Consent
Exhibit H  -   Form of Opinion of the Purchaser's Counsel

                            INDEX OF DEFINED TERMS

          The following capitalized terms, which may be used in more than one Section or other location of this Agreement, are defined in the following Sections or other locations:

                                                                   Section or
     Term                                                        other Location
     ----                                                        --------------

     Acquisition Proposal                                            Annex II
     Affiliate                                                       Annex II
     Affiliate-Owned Assets                                               1.5
     Aggregate Consideration                                         Annex II
     Agreement                                                          10.14
     Annual Balance Sheet                                           5.6(a)(i)
     Annual Balance Sheet Date                                      5.6(a)(i)
     Annual Financial Statements                                    5.6(a)(i)
     Arbitrating Accountants                                         Annex II
     Best Knowledge                                                     10.14
     BCI                                                             Annex II
     Business                                                        Preamble
     Business Day                                                    Annex II
     Capital Lease                                                   Annex II
     Charter Documents                                               Annex II
     Closing                                                       Article II
     Closing Balance Sheet                                                3.2
     Closing Balance Sheet Adjustments                                    3.2
     Closing Date                                                  Article II
     Closing Net Working Capital                                          3.2
     Closing Net Working Capital Statement                                3.2
     Closing Payment                                                      1.3
     COBRA                                                      5.18(b)(viii)
     Code                                                              5.9(a)
     Commission                                                      Annex II
     Company                                                          Caption
     Company Employee Plans                                           5.18(a)
     Competing Business                                                7.1(b)
     Confidential Information                                          7.2(a)
     Contract                                                        Annex II
     Control                                                         Annex II
     Covered Properties                                               5.19(b)
     Disputed Accounts Receivable                                        3.5
     Earn Out Amount                                                   1.6(c)
     Earn Out Financial Statements                                     1.6(a)
     Earn Out Period                                                 Annex II
     EBIT Certificate                                                  1.6(a)

                                                                   Section or
     Term                                                        other Location
     ----                                                        --------------

     EBIT Final Determination Date                                     1.6(b)
     EBIT Notice of Disagreement                                       1.6(b)
     Employee Benefit Plan                                           Annex II
     Encumbrances                                                    Annex II
     Environmental, Health and Safety Laws                           Annex II
     ERISA                                                           Annex II
     ERISA Affiliate                                                 Annex II
     Excluded Seller Representations                                   9.5(a)
     Financial Statements                                         5.6(a)(iii)
     Funded Indebtedness                                             Annex II
     GAAP                                                            Annex II
     General Release                                                8.1(c)(i)
     Governmental Entity                                             Annex II
     Guaranty                                                        Annex II
     HIPAA                                                      5.18(b)(viii)
     Hired Employees                                                      7.4
     Income Taxes                                                    Annex II
     Indemnified Persons                                             Annex II
     Indemnifying Persons                                            Annex II
     Initial Adjustment                                                3.1(b)
     Initial Adjustment Amount                                         3.1(b)
     Initial Payment                                                      1.2
     Intellectual Property Rights                                    Annex II
     Interim Balance Sheets                                        5.6(a)(ii)
     Interim Financial Statements                                  5.6(a)(ii)
     Latest Balance Sheet                                         5.6(a)(iii)
     Latest Balance Sheet Date                                    5.6(a)(iii)
     Latest Financial Statements                                  5.6(a)(iii)
     Law                                                             Annex II
     Leased Property                                                  5.11(a)
     Liability                                                       Annex II
     Licensed Requisite Rights                                     5.12(a)(i)
     Litigation Expense                                              Annex II
     Losses                                                          Annex II
     Management Shareholders                                         Annex II
     Material Adverse Change                                           5.8(i)
     Material Contracts                                               5.13(b)
     Maximum Earn Out Amount                                           1.6(c)
     Minimum Target EBIT Amount                                        1.6(c)
     Nolan Employment Agreement                                    8.1(c)(iv)
     Nolan Option Agreement                                         8.1(c)(v)
     Options                                                         Annex II
     Orders                                                          Annex II
     Overpayment Amount                                             3.4(a)(i)

                                                                   Section or
     Term                                                        other Location
     ----                                                        --------------

     Owned Requisite Rights                                        5.12(a)(i)
     Permits                                                         Annex II
     Permitted Encumbrances                                          Annex II
     Person                                                          Annex II
     Plan                                                                 7.5
     Pre-Closing Balance Sheet                                         3.1(a)
     Pre-Closing Net Working Capital                                   3.1(a)
     Proceeding                                                      Annex II
     Purchase Price                                                       1.2
     Purchaser                                                        Caption
     Purchaser Indemnified Persons                                   Annex II
     Purchaser Indemnifying Persons                                  Annex II
     Purchaser Losses                                                Annex II
     Purchaser's Accountants                                         Annex II
     Purchaser's Notice of Adjustment                                     3.2
     Related Documents                                                 8.1(c)
     Representatives                                                   7.2(a)
     Requisite Rights                                              5.12(a)(i)
     Restrictive Period                                                7.1(a)
     Roths Employment Agreement                                    8.1(c)(ii)
     Roths Option Agreement                                       8.1(c)(iii)
     Securities                                                      Annex II
     Securities Act                                                  Annex II
     Seller Group                                                     Caption
     Seller Indemnified Persons                                      Annex II
     Seller Indemnifying Persons                                     Annex II
     Seller Losses                                                   Annex II
     Shares                                                          Preamble
     Stock                                                           Preamble
     Shareholders                                                     Caption
     Shareholders' Representative                                    Annex II
     Survival Date                                                     9.4(a)
     Target Net Working Capital Amount                               Annex II
     Tax Return                                                      Annex II
     Taxes                                                           Annex II
     Third Party                                                      5.17(f)
     Third Party Claim                                                    9.3
     Underpayment Amount                                            3.4(a)(i)
     Working Capital Holdback Amount                                 Annex II
     Working Capital Final Determination Date                             3.3
     Working Capital Notice of Disagreement                               3.3
     Working Capital Shortfall Amount                               3.4(b)(i)

                                                                  EXECUTION COPY
                                                                  --------------


                           STOCK PURCHASE AGREEMENT

     This STOCK PURCHASE AGREEMENT, dated as of August 31, 2000, is by and among PACER INTERNATIONAL, INC., a Tennessee corporation (the "Purchaser"), GTS
                                                         ---------
TRANSPORTATION SERVICES, INC., a California corporation (the "Company"), and
                                                              -------
those shareholders of the Company listed on Annex I attached to this Agreement
                                            -------
(collectively, the "Shareholders"; and the Shareholders and the Company are
                    ------------
collectively referred to as the "Seller Group").  Certain capitalized terms used
                                 ------------
in this Agreement are defined on Annex II attached to this Agreement.
                                 --------

                                   PREAMBLE

          The Company is engaged in the business (collectively, the "Business")
                                                                     --------
of providing intermodal (trucks and rail) transportation services to third party shippers/customers in the food and beverage industry.

          The Shareholders represent all of the Company's shareholders, with the Shareholders owning all of the outstanding shares of the common stock of the Company (the "Stock"). The shares of Stock owned by the Shareholders are
              -----
collectively referred to as the "Shares."  The Shareholders desire to sell to
                                 ------
the Purchaser, and the Purchaser desires to purchase from the Shareholders, all of the Shares, on the terms and subject to the conditions contained in this Agreement.

          ACCORDINGLY, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I

                          PURCHASE AND SALE OF SHARES

1.1  Transfer of Shares.

     On the terms and subject to the conditions contained in this Agreement, at the Closing, the Shareholders shall sell, transfer, convey and assign to the Purchaser, and the Purchaser shall purchase and acquire from the Shareholders, all of the Shares, free and clear of all Encumbrances.

1.2  Purchase Price.

     The aggregate purchase price (the "Purchase Price") to be paid by the
                                        --------------
Purchaser to the Shareholders for the Shares shall consist of: (i) a cash payment equal to $15,691,750 less the amount of the Funded Indebtedness set forth on the certificate to be delivered at the Closing pursuant to Section 8.1(d)(iii) (the "Initial Payment"), subject to adjustment, if at all, pursuant
                  ---------------
to Article III, and (ii) the Earn Out Amount, if any, as finally determined in accordance with Section 1.6. The Initial Payment shall be paid in accordance with Section 1.3.

1.3  Payment at Closing.

     At the Closing, the Purchaser shall pay or deliver the Initial Payment less the Initial Adjustment Amount determined pursuant to Section 3.1, if any (the "Closing Payment"), to the Shareholders. The Closing Payment shall be paid to
 ---------------
each Shareholder in accordance with the percentages set forth on Schedule 1.3,
                                                                 ------------
by wire transfer of immediately available funds to the account or accounts designated to the Purchaser by the Shareholders in writing not later than three
(3) Business Days prior to the Closing Date, against receipt at the Closing of the certificate or certificates representing all of the Shares pursuant to
Section 1.4.

1.4  Delivery of Shares.

     At the Closing, in consideration of the Purchaser's delivery of the Closing Payment pursuant to Section 1.3, (a) the Shareholders shall deliver to the Company the certificate or certificates representing the Shares, duly endorsed for transfer to the Purchaser or accompanied by duly executed stock powers transferring the Shares to the Purchaser, in each case sufficient in form and substance to convey to the Purchaser good title to all of the Shares, free and clear of all Encumbrances, and (b) the Company shall deliver to the Purchaser a certificate registered in the name of the Purchaser representing the Shares.

1.5  Affiliate-Owned Assets.

     To the extent that any asset, property, interest in property or right relating to, or used or held for use by the Company in the conduct of the Business is owned by a Shareholder or any of his, her or its Affiliates or by any other Affiliate of the Company, such asset, property, interest in property or right shall be deemed to be an "Affiliate-Owned Asset" for purposes of this
                                   ---------------------
Agreement.

1.6  Earn Out.

          (a) As soon as practicable, but in no event later than ninety (90) days after the last day of the Earn Out Period, the Purchaser shall prepare and deliver to the Shareholders (i) a statement of income of the Company for the Earn Out Period (the "Earn Out Financial Statement"), which shall be reviewed by
                      ----------------------------
the Purchaser's Accountants and accompanied by their report of their review, and
(ii) a certificate from the Chief Financial Officer of the Purchaser (the "EBIT
                                                                           ----
Certificate") setting forth in reasonable detail the Purchaser's calculation of
-----------
the Company EBIT Amount (as defined on Annex III).  The Earn Out Financial
                                       ---------
Statement shall be prepared in accordance with GAAP applied on a basis consistent with the Annual Financial Statements (to the extent that GAAP was applied properly) and the Company EBIT Amount shall be calculated as set forth on Annex III. The Purchaser and the Shareholders shall use commercially
   ---------
reasonable efforts to confer with one another during the preparation of the Earn Out Financial Statements.

          (b) The Shareholders (together with the Shareholders' accountant) shall be entitled to review and, if applicable, object to the Company EBIT Amount for a period of thirty (30) days following the Shareholders receipt of the Earn Out Financial Statement and the EBIT Certificate. The Company EBIT Amount set forth on the EBIT Certificate shall become final and binding upon the parties hereto on the thirty-first day following delivery of the Earn Out Financial Statement and the EBIT Certificate unless the Shareholders give written notice prior to such date to the Purchaser of their disagreement with the Company EBIT Amount (an "EBIT Notice of Disagreement"). Any EBIT Notice of Disagreement shall
     ---------------------------
specify in reasonable detail the nature of any disagreement so asserted. If a timely EBIT Notice of Disagreement is received by the Purchaser, then the Company EBIT Amount set forth therein (as revised in accordance with clause (i) or clause (ii) below) shall become final and binding upon the parties hereto on the earlier of (i) the date on which the Purchaser and the Shareholders resolve in writing any differences they have with respect to any and all matters specified in the EBIT Notice of Disagreement, or (ii) the date on which any and all matters in dispute are finally resolved in writing by the Arbitrating Accountants. The date on which the Company EBIT Amount becomes final and binding pursuant to this Section 1.6 is called the "EBIT Final Determination Date".
                                            -----------------------------
During the thirty (30) days immediately following the delivery of any EBIT Notice of Disagreement, the Purchaser and the Shareholders shall seek in good faith to resolve in writing all differences that they may have with respect to the matters specified in such EBIT Notice of Disagreement. At the end of such thirty (30) day period, the Purchaser and the Shareholders shall submit to the Arbitrating Accountants for review and resolution any and all matters that remain in dispute and that were included in any EBIT Notice of Disagreement, as well as its calculation of the Company EBIT Amount, revised as such party deems necessary or appropriate at the time of such submission. The Arbitrating Accountants shall be required to reach a final, binding resolution of all matters that remain in dispute and provide its own calculation of the Company EBIT Amount, whereupon that calculation of the Company EBIT Amount submitted to the Arbitrating Accountants by either the Purchaser or the Shareholders that is closest to the Arbitrating Accountant's calculation thereof shall be the final calculation of the Company EBIT Amount. The Arbitrating Accountant's resolution of such dispute and calculation of the Company EBIT Amount shall be (a) in writing, (b) furnished to the Purchaser and the Shareholders as soon as practicable after the items in dispute have been referred to the Arbitrating Accountants, (c) made in accordance with this Agreement, and (d) conclusive and binding upon the parties to this Agreement. The Company EBIT Amount, as determined by the Arbitrating Accountants, shall become final and binding on the parties hereto on the date the Arbitrating Accountants deliver their final resolution to the Purchaser and the Shareholders. The parties hereto shall endeavor in good faith to cause the Arbitrating Accountants to so deliver their final determination within one hundred and eighty (180) days after the date of receipt by the Shareholders of the Earn Out Financial Statements and the EBIT Certificate. Each party hereto shall pay his, her or its own fees, costs and expenses incurred in connection with the discussion and negotiation of any and all disputes that may arise as to the determination of the Company EBIT Amount; provided, however, that the fees and disbursements of the Arbitrating
--------  -------
Accountants shall be borne one hundred percent (100%) by the party whose determination of the Company EBIT Amount was not closest to the Company EBIT Amount as determined by the Arbitrating Accountants.

          (c)  If the Company EBIT Amount as finally determined pursuant to
Section 1.6(b) exceeds $3,171,875 (the "Minimum Target EBIT Amount"), then the
                                        --------------------------
Purchaser shall pay to the Shareholders in accordance with the last sentence of this Section 1.6(c) an amount (the "Earn Out Amount") equal to the product
                                    ---------------
arrived at by multiplying $2,231,250 (the "Maximum Earn Out Amount") by an
                                           -----------------------
amount equal to the quotient arrived at by dividing (A) an amount equal to the difference arrived at by subtracting the Minimum Target EBIT Amount from the Company EBIT Amount, by (B) an amount equal to the difference arrived at by subtracting the Minimum Target EBIT Amount from $3,625,000.00 (provided,
                                                               --------
however, that in no event shall
-------
the Earn Out Amount exceed the Maximum Earn Out Amount). If the Company EBIT Amount as finally determined pursuant to Section 1.6(b) is less than or equal to the Minimum EBIT Target Amount, then the Earn Out Amount shall be deemed to be zero and neither the Purchaser nor the Shareholders shall have any payment obligation to the other under this Section 1.6. Any payment pursuant to this
Section 1.6 shall be deemed to be an increase in the amount of the Purchase Price and shall be made to the Shareholders in accordance with the percentages set forth on Schedule 1.3, as soon as practicable following the EBIT Final
             -------------
Determination Date, by the Purchaser's wire transfer of immediately available funds to the account or accounts designated to the Purchaser by the Shareholders in writing not later than three (3) Business Days following the EBIT Final Determination Date.

1.7  Further Assurances.

     The Shareholders shall, at any time after the Closing, upon the request of the Purchaser, do, execute, acknowledge and deliver, and cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and other assurances as may be required to transfer, convey, grant and confirm to and vest in the Purchaser good title to (i) the Shares and (ii) the Affiliate-Owned Assets, in each case free and clear of all Encumbrances.

                                  ARTICLE II

                                  THE CLOSING

     On the terms and subject to the conditions contained in this Agreement, the closing (the "Closing") of the transactions contemplated by this Agreement shall
              -------
take place at the offices of Holland & Knight LLP, counsel for the Purchaser, at the address set forth in Section 10.7, on the date hereof. The date on which the Closing occurs shall be referred to as the "Closing Date."
                                                ------------

                                  ARTICLE III

                          WORKING CAPITAL ADJUSTMENTS

3.1  Initial Working Capital Adjustment.

          (a) Prior to the Closing Date, the Company prepared and delivered to the Purchaser a balance sheet (the "Pre-Closing Balance Sheet") of the Company
                                    -------------------------
reflecting the financial position of the Company as of the close of business on the last day of the last month preceding the Closing Date, a statement setting forth the Company's computation of the Pre-Closing Net Working Capital, as adjusted to take into account the Closing Balance Sheet Adjustments (as defined in Section 3.2), as of the close of business on the last day of the last month preceding the Closing Date, and a notice setting forth its proposed adjustment, if any, of the Initial Payment as contemplated hereby. The Pre-Closing Balance Sheet was prepared in accordance with GAAP applied on a basis consistent with the Annual Balance Sheet (to the extent that GAAP was applied properly), as adjusted to take into account the Closing Balance Sheet Adjustments, and was certified by the Company's Chief Executive Officer or Chief Financial Officer. As used in this Agreement, the "Pre-Closing Net Working Capital" shall be
                                -------------------------------
determined in accordance with this Section 3.1 and shall mean the total current assets minus the total current liabilities of the Company as reflected on the Pre-Closing Balance Sheet.

          (b) If the Pre-Closing Net Working Capital is less than the Target Net Working Capital Amount (the amount of such deficit being referred to herein as the "Initial Adjustment Amount"), then the Initial Payment shall be reduced
        -------------------------
(the "Initial Adjustment"), and the Purchase Price shall be deemed to be
      ------------------
decreased, by an amount equal to the Initial Adjustment Amount. If the Pre-Closing Net Working Capital is equal to or greater than the Target Net Working Capital Amount, then the Initial Payment shall not be reduced and the Purchase Price shall not be decreased.

3.2  Delivery of the Closing Balance Sheet.

     As soon as practicable following the Closing Date, but in no event later than 90 days after the Closing Date, the Purchaser shall prepare and deliver to the Shareholders a balance sheet (the "Closing Balance Sheet") of the Company
                                       ---------------------
reflecting the financial position of the Company as of the close of business on the Closing Date, a statement (the "Closing Net Working Capital Statement")
                                    -------------------------------------
setting forth the Purchaser's computation of the Closing Net Working Capital as of the close of business on the Closing Date, and a notice (the "Purchaser's
                                                                 -----------
Notice of Adjustment") setting forth its proposed adjustment, if any, of the
--------------------
Closing Payment as contemplated hereby. The Closing Balance Sheet shall be prepared in accordance with GAAP applied on a basis consistent with the Annual Balance Sheet (to the extent that GAAP was applied properly), and shall be certified by the Purchaser's Chief Executive Officer or Chief Financial Officer; provided, however, that the Closing Balance Sheet shall contain an accrual for
--------  -------
(i) any and all fees, costs and expenses incurred by the Company in connection with transactions contemplated hereby (including the fees, costs and expenses of the Company's accountants, attorneys and other professional advisers), and (ii) any and all sales, use, gains and excise Taxes and all registration or transfer taxes that may be payable in connection with or arising as a result of the consummation of the transactions contemplated by this Agreement and the Related Documents, except to the extent that the Shareholders pay or reimburse the Company for any such fees, costs, expenses and Taxes on or prior to the Closing Date; provided further, however, that the Closing Balance Sheet shall also
      -------- -------  -------
reflect the following additional adjustments (collectively, the "Closing Balance
                                                                 ---------------
Sheet Adjustments"):  (A) an accrual in accordance with GAAP for any and all
-----------------
obligations that the Company owes to its employees for or with respect to vacation, sick leave and personal time accrued through the date of such balance sheet, (B) an accrual in accordance with GAAP for or with respect to actual or anticipated employee bonus obligations of the Company with respect to all periods through the date of such balance sheet, (C) the write-down of $917,000 of the accounts receivable owed to the Company by BCI as of the commencement date of the BCI bankruptcy case, and (D) the recognition into income (and resulting write-off) of $1,500,000 of outstanding accounts payable accrued by the Company that have not yet been billed or invoiced to the Company. The Purchaser and the Shareholders shall use commercially reasonable efforts to confer with one another during the preparation of the Closing Balance Sheet. As used in this Agreement, the "Closing Net Working Capital" shall be determined in
                             ---------------------------
accordance with this Section 3.1 and shall mean the total current assets minus the total current liabilities of the Company as reflected on the Closing Balance Sheet.

3.3  Review and Final Determination of Closing Net Working Capital.

     The Shareholders (together with the Shareholders' accountant) shall be entitled to review and, if applicable, object to the Purchaser's Notice of Adjustment for a period of thirty (30) days following receipt of the same. The Purchaser's Notice of Adjustment shall become final and binding upon the parties hereto on the thirty-first day following delivery thereof unless the Shareholders prior to such date give written notice to the Purchaser of their disagreement therewith (a "Working Capital Notice of Disagreement"). Any
                           --------------------------------------
Working Capital Notice of Disagreement shall specify in reasonable detail the nature of any disagreement so asserted. If a timely Working Capital Notice of Disagreement is received by the Purchaser, then the Closing Net Working Capital set forth therein (as revised in accordance with clause (i) or clause (ii) below) shall become final and binding upon the parties hereto on the earlier of
(i) the date on which the Purchaser and the Shareholders resolve in writing any differences they have with respect to any and all matters specified in the Working Capital Notice of Disagreement, or (ii) the date on which any and all matters in dispute are finally resolved in writing by the Arbitrating Accountants. The date on which the Closing Net Working Capital becomes final and binding pursuant to this Section 3.3 is called the "Working Capital Final
                                                        ---------------------
Determination Date."  During the thirty (30) days immediately following the
------------------
delivery of any Working Capital Notice of Disagreement, the Purchaser and the Shareholders shall seek in good faith to resolve in writing any differences that they may have with respect to any matter specified in such Working Capital Notice of Disagreement. At the end of such thirty (30) day period, the Purchaser and the Shareholders shall submit to the Arbitrating Accountants for its review and resolution any and all matters that remain in dispute and that were included in any Working Capital Notice of Disagreement as well as its calculation of the Closing Net Working Capital, revised as such party deems necessary or appropriate at the time of such submission. The Arbitrating Accountants shall be required to reach a final, binding resolution of the matters that remain in dispute and provide its own calculation of the Closing Net Working Capital, whereupon that calculation of the Closing Net Working Capital submitted to the Arbitrating Accountants by either the Purchaser or the Shareholders that is closest to the Arbitrating Accountant's calculation thereof shall be the final calculation of the Closing Net Working Capital. The Arbitrating Accountant's resolution of such dispute and calculation of the Closing Net Working Capital shall be (a) in writing, (b) furnished to the Purchaser and the Shareholders as soon as practicable after the items in dispute have been referred to the Arbitrating Accountants, (c) made in accordance with this Agreement, and (d) conclusive and binding upon the parties to this Agreement. The Closing Net Working Capital, as determined by the Arbitrating Accountants, shall become final and binding on the parties hereto on the date the Arbitrating Accountants deliver its final resolution to the Purchaser and the Shareholders. The parties hereto shall endeavor in good faith to cause the Arbitrating Accountants to so deliver their final determination within one hundred and eighty (180) days after the Closing Date. Each party hereto shall pay his, her or its own fees, costs and expenses incurred in connection with the discussion and negotiation of any and all disputes that may arise as to the determination of the Closing Net Working Capital; provided, however, that the
                                                  --------  -------
fees and disbursements of the Arbitrating Accountants shall be one hundred percent (100%) by the party whose determination of the Closing Net Working Capital was not closest to the Closing Net Working Capital as determined by the Arbitrating Accountants.

3.4  Adjustment of Closing Payment; Payments.

          (a) If an Initial Adjustment was made at the Closing, then, as soon as practicable following the Working Capital Final Determination Date, the following adjustments and payments, if any, shall be made:

               (i) if the Closing Net Working Capital is less than the Pre-Closing Net Working Capital (the amount of such deficit being referred to herein as the "Overpayment Amount") then, (A) the Purchaser shall retain
                    ------------------
     the Initial Adjustment Amount, (B) within five (5) Business Days following the Working Capital Final Determination Date, the Shareholders, jointly and severally, shall pay to the Purchaser, in cash, an amount equal to the Overpayment Amount, and (C) the Purchase Price shall be deemed to be decreased by an amount equal to the Overpayment Amount; or

               (ii) if the Closing Net Working Capital is equal to the Pre-Closing Net Working Capital, then (A) the Purchaser shall retain the Initial Adjustment Amount and (B) no further adjustment to the Purchase Price shall be made; or

               (iii) if the Closing Net Working Capital is greater than the Pre-Closing Net Working Capital but less than the Target Net Working Capital Amount, then (A) the Purchaser shall retain the Initial Adjustment Amount, (B) the Purchaser shall pay to the Shareholders, in accordance with the percentages set forth on Schedule 1.3, by wire transfer of immediately
                                  ------------
     available funds to the account or accounts designated to the Purchaser by the Shareholders in writing not later than five (5) Business Days following the Working Capital Final Determination Date, an amount equal to the difference arrived at by subtracting the amount of the Pre-Closing Net Working Capital from the amount of the Closing Net Working Capital, and (C) the Purchase Price shall be deemed to be increased by the amount actually paid to the Shareholders pursuant to clause (B) of this Section 3.4(a)(iii); or

               (iv) if the Closing Net Working Capital is equal to or greater than the Target Net Working Capital, then, subject to Section 3.4(c), (A) the Purchaser shall pay to the Shareholders, in accordance with the percentages set forth on Schedule 1.3, at the times set forth in Section
                              ------------
     3.4(c), by wire transfer of immediately available funds to the account or accounts designated to the Purchaser by the Shareholders in writing not later than five (5) Business Days following the Working Capital Final Determination Date, an amount equal to the Initial Adjustment Amount plus, if applicable, the amount (but not more than $1,000,000) by which the Closing Net Working Capital exceeds the Target Net Working Capital, and (B) the Purchase Price shall be deemed to be increased by the aggregate amount actually paid to the Shareholders pursuant to clause (A) of this Section 3.4(a)(iv).

          (b)  If an Initial Adjustment was not made at the Closing, then as
                                            ---
soon as practicable following the Working Capital Final Determination Date, the following adjustments and payments, if any, shall be made:

               (i) if the Closing Net Working Capital is less than the Target Working Capital Amount (the amount of such deficit being referred to herein as the "Working
             -------

     Capital Shortfall Amount") then, (A) within five (5) Business Days
     ------------------------
     following the Working Capital Final Determination Date, the Shareholders, jointly and severally, shall pay to the Purchaser, in cash, an amount equal to the Working Capital Shortfall Amount, and (B) the Purchase Price shall be deemed to be decreased by an amount equal to the Working Capital Shortfall Amount; or

               (ii) if the Closing Net Working Capital is equal to or greater than the Target Working Capital Amount, then, subject to Section 3.4(c),
     (A) the Purchaser shall pay to the Shareholders, in accordance with the percentages set forth on Schedule 1.3, at the times set forth in Section
                              ------------
     3.4(c), by wire transfer of immediately available funds to the account or accounts designated to the Purchaser by the Shareholders in writing not later than five (5) Business Days following the Working Capital Final Determination Date, an amount equal to the amount (but not more than $1,000,000) by which the Closing Net Working Capital exceeds the Target Net Working Capital, and (B) the Purchase Price shall be deemed to be increased by the aggregate amount actually paid to the Shareholders pursuant to clause (A) of this Section 3.4(b)(ii).

          (c) The Purchaser's payment obligation, if any, under Section 3.4(a)(iv) or Section 3.4(b)(ii), as the case may be, shall be subject to (i) the Company collecting in full the accounts receivable of the Company reflected on the Closing Balance Sheet and (ii) the Company not having incurred as of the Closing Date or otherwise becoming liable for any additional accounts payable or accrued expenses or other current liabilities existing as of the Closing Date and not reflected on the Closing Balance Sheet. Subject to the immediately preceding sentence, as promptly as practicable after the Company has collected that portion of the accounts receivable of the Company reflected on the Closing Balance Sheet that results in the Company having realized net working capital as of the Closing Date of an amount equal to the Target Net Working Capital Amount, the Purchaser shall pay to the Shareholders as aforesaid such amounts as are subsequently collected on the remaining accounts receivable of the Company that are reflected on the Closing Balance Sheet until such payment obligation of the Purchaser is paid in full.

3.5  Accounts Receivable Adjustment.

     Anything in this Article III to the contrary notwithstanding, if any accounts receivable owed to the Company that are specifically identified as to the account debtor and amount owed to the Company on the Company's unaudited balance sheet as of April 30, 2000, which balance sheet has been delivered to the Purchaser prior to the date hereof (such accounts receivable being collectively referred to as the "Disputed Accounts Receivable"), are written
                                 ----------------------------
down on the Closing Balance Sheet, then (i) the Purchaser shall use commercially reasonable efforts for a period of one (1) year from and after the Closing Date to collect the portion of the Disputed Accounts Receivable that are written down on the Closing Balance Sheet, and (ii) to the extent that the Purchaser, during the one (1) year period referred to in clause (i) of this Section 3.5, collects amounts (whether in the form of cash, securities or other property) from such account debtor(s) in payment of the Disputed Accounts Receivable, which amounts in the aggregate exceed the aggregate amount of the Disputed Accounts Receivable reflected on the Closing Balance Sheet (the amount of such excess being referred to herein as the "Accounts Receivable Excess"), (A) as soon as practicable after
                  --------------------------
the receipt of any Accounts Receivable Excess, the Purchaser shall pay to the Shareholders, in accordance with the percentages set forth on Schedule 1.3, and
                                                              ------------
in cash, an
amount equal to the amount of Accounts Receivable Excess actually received, and
(B) the Purchase Price shall be deemed to be increased by the amount actually paid to the Shareholders pursuant to clause (A) of this Section 3.5.

                                  ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

     Each Shareholder hereby, severally as to himself, herself or itself only and not jointly with or as to any of the other Shareholders, represents and warrants to the Purchaser as of the date hereof as follows:

4.1  Title to the Shares.

     Such Shareholder (i) is the lawful owner, of record and beneficially, of the number of Shares set forth opposite his, her or its name on Annex 1, and
                                                                -------
(ii) has good and marketable title to such Shares, free and clear of any and all Encumbrances whatsoever and with no restriction on the voting rights and other incidents of record and beneficial ownership pertaining thereto. Such Shareholder is not the subject of any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Proceeding affecting creditors' rights and remedies generally. Except for this Agreement, there are no Contracts or other understandings or arrangements between such Shareholder and any other Person (including any of the other Shareholders or the Company) with respect to the acquisition, disposition, transfer, registration or voting of, or any other matters in any way pertaining or relating to, any of the capital stock or other securities of the Company (including the Shares owned by such Shareholder). Such Shareholder does not have any right whatsoever to receive or acquire any additional shares of capital stock or other securities of the Company.

4.2  Organization and Power.

     If applicable, such Shareholder is a corporation, limited liability company, partnership or trust duly organized or formed, validly existing, and in good standing under the Laws of the jurisdiction of its incorporation or formation and has all requisite power and authority (corporate, partnership or otherwise) to own, lease and operate its assets and properties and to carry on its business as presently conducted. If applicable, the Purchaser has been furnished with true, correct and complete copies of the such Shareholder's Charter Documents, in each case as amended and in effect on and as of the date this representation is being made and is deemed made hereunder.

4.3  Authority; Authorization, Execution and Delivery; Enforceability; No
Conflict.

          (a) Such Shareholder has the full and absolute legal right, capacity, power and authority (if applicable, corporate or partnership or otherwise) to execute, deliver and perform his, her or its obligations under this Agreement and each Related Document to which he, she or it is or will be a party, and to consummate the transactions contemplated hereby and thereby. If applicable, such Shareholder's execution and delivery of this Agreement and each Related Document to which he, she or it is or will be a party, and the performance by such Shareholder of his, her or its obligations hereunder and thereunder, have been duly and validly authorized by all requisite action on the part of such Shareholder (including its board of directors and all committees thereof and its shareholders). This Agreement and each Related Document to which such Shareholder is or will be a party has been, or upon the execution hereof and thereof will be, duly and validly executed and delivered by such Shareholder, and this Agreement and each such Related Document is, or upon the execution hereof and thereof will be, duly and validly executed and delivered by such Shareholder and constitutes, or upon such Shareholder's execution and delivery hereof and thereof, will constitute, a valid and binding obligation of such Shareholder, enforceable against him, her or it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors' rights and remedies generally, and, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

          (b) Neither the execution and delivery by such Shareholder of, nor the performance of his, her or its obligations under, this Agreement or any of the Related Documents to which he, she or it is or will be a party, nor the consummation by such Shareholder of the transactions contemplated hereby or thereby, nor the compliance by such Shareholder with any of the provisions hereof or thereof, will (i) conflict with, or result in any violation of, or cause a default (with or without notice or lapse of time or both) under, any provision of the Company's Charter Documents, or, if applicable, such Shareholder's Charter Documents, (ii) conflict with, or result in any violation of, or cause a default (with or without notice or lapse of time or both) under, or give rise to any right of termination, amendment, cancellation or acceleration of any obligations contained in, or the loss of any benefit under, any term, condition or provision of any provision of any Contract to which such Shareholder or the Company is a party or by which such Shareholder, or the Company, or any of his, her, its, or their assets or properties are or may be bound, (iii) violate any Law applicable to such Shareholder or the Company, or
(iv) result in an Encumbrance on or against any assets, rights or properties of such Shareholder or the Company, or on or against any capital stock or other securities of the Company, or give rise to any claim against the Company or the Purchaser.

4.4  Consents.

     Except as set forth on Schedule 4.4, no Permit, authorization, consent or
                            ------------
approval of or by, or any notification of or filing with, any Person (governmental or private) is required for, as a result of, or in connection with the execution, delivery and performance by such Shareholder of this Agreement or any of the Related Documents to which such Shareholder is or will be a party or the consummation of the transactions contemplated hereby or thereby.

4.5  Brokers.

     Such Shareholder has not employed any broker or finder or incurred any Liability for any brokerage fees, commissions or finders' fees or similar compensation or transaction based payments in connection with the transactions contemplated by this Agreement or any of the Related Documents.

                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES
                              OF THE SELLER GROUP

     Each member of the Seller Group hereby jointly and severally represents and warrants to the Purchaser as of the date hereof as follows:

5.1  Organization, Power, Authority and Good Standing.

     The Company is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has all requisite power and authority (corporate or otherwise) to own, lease and operate its assets and properties and to carry on its business (all of which collectively comprise the Business) as presently conducted and as presently proposed to be conducted. The Company is duly qualified and in good standing to transact business as a foreign Person in those jurisdictions set forth on
Schedule 5.1, which jurisdictions constitute all of the jurisdictions in which
------------
the character of the property owned, leased or operated by the Company or the nature of the business or activities conducted by the Company makes such qualification necessary, except for those jurisdictions where the failure to be so qualified is not reasonably likely to have a materially adversely affect the Business, properties, financial condition or results of operations of the Company, taken as a whole. The Purchaser has been furnished with true, correct and complete copies of the Charter Documents of the Company, in each case as amended and in effect on and as of the date this representation is being made and is deemed made hereunder. Except as set forth on Schedule 5.1, the Company
                                                      ------------
has not (i) engaged in any business or activity other than the Business, or (ii) used any trade name or assumed name or other corporate name at any time.

5.2  Authority; Authorization, Execution and Delivery; Enforceability; No
     Conflict.

          (a) The Company has all requisite power and authority (corporate or otherwise) to execute, deliver and perform its obligations under this Agreement and each Related Document to which it is or will be a party, and to consummate the transactions contemplated hereby and thereby. The Company's execution and delivery of this Agreement and each Related Document to which it is or will be a party, and the performance by the Company of its obligations hereunder and thereunder, have been duly and validly authorized by all requisite action on the part of the Company (including its board of directors and all committees thereof and its shareholders). This Agreement and each Related Document to which the Company is or will be a party has been, or upon the Company's execution hereof and thereof will be, duly and validly executed and delivered by the Company and constitutes, or upon the Company's execution and delivery hereof and thereof will constitute, a valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors' rights and remedies generally, and, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

          (b) Neither the execution and delivery by the Company and the Shareholders of, nor the performance of their respective obligations under, this Agreement or any of the

Related Documents, as applicable, nor the consummation by the Company and the Shareholders of the transactions contemplated hereby or thereby, nor the compliance by the Company and the Shareholders with any of the provisions hereof and thereof, will (i) conflict with, or result in any violation of, or cause a default (with or without notice or lapse of time or both) under, any provision of the Company's Charter Documents, (ii) conflict with, or result in any violation of, or cause a default (with or without notice or lapse of time or both) under, or give rise to any right of termination, amendment, cancellation or acceleration of any obligations contained in, or the loss of any benefit under, any term, condition or provision of any provision of any Contract to which the Company is a party, or by which the Company or any of its assets or properties are or may be bound, (iii) violate any Law applicable to the Company, or (iv) result in an Encumbrance on or against any assets, rights or properties of the Company, or on or against any capital stock or other securities of the Company, or give rise to any claim against the Company or the Purchaser.

5.3  Consents.

     Except as set forth on Schedule 5.3, no Permit, authorization, consent or
                            ------------
approval of or by, or notification of or filing with, any Person (governmental or otherwise) is required for, as a result of, or in connection with the execution, delivery and performance by the Company of this Agreement or any of the Related Documents to which it is or will be a party or the consummation of the transactions contemplated hereby or thereby.

5.4  Capitalization.

          (a)  The authorized capital stock of the Company and is set forth on
Schedule 5.4(a), which schedule also sets forth the total number of outstanding
---------------
shares of the Company.  All such outstanding shares disclosed on Schedule 5.4(a)
                                                                 ---------------
are duly and validly issued and outstanding, fully paid and non-assessable, with no personal Liability attached to the ownership thereof, and are held of record and beneficially by the Persons, and in the respective amounts, set forth on
Schedule 5.4(a), without Encumbrance.
---------------

          (b)  Except as set forth on Schedule 5.4(b), there are no outstanding
                                      ---------------
securities that are convertible into, exchangeable for, or carrying the right to acquire, any equity securities of the Company, or subscriptions, warrants, options, calls, puts, convertible securities, registration or other rights, arrangements or commitments obligating the Company to issue, sell, register, purchase or redeem any of its securities or any ownership interest or rights therein. Except as set forth on Schedule 5.4(b), there are no Contracts,
                                 ---------------
commitments, arrangements, understandings or restrictions to which any Shareholder, or any other Person is bound relating in any way to any shares of capital stock or other securities of the Company, including voting trusts or other similar agreements or understandings with respect to the voting of the Company's capital stock or other securities. There are no stock appreciation rights, phantom stock rights, or similar rights or arrangements outstanding with respect to the Company.

          (c) All securities issued by the Company have been issued in transactions exempt from registration under the Securities Act and all applicable state securities or "blue sky" Laws, and the Company has not violated the Securities Act or any applicable state securities or "blue sky" Laws in connection with the issuance of any such securities.

5.5  Subsidiaries; Investments.

     The Company has no Subsidiaries and, except as set forth on Schedule 5.5,
                                                                 ------------
does not own or hold, directly or indirectly, any equity interest in or debt obligation of (excluding accounts receivable arising in the ordinary course of business, consistent with past practice) any other Person.

5.6  Financial Information.

          (a)   Schedule 5.6(a) contains true, correct and complete copies of
                ---------------
the following:

             (i) the unaudited balance sheet of the Company as of December 31, 1999 (the "Annual Balance Sheet"; and such date being referred to as the
                --------------------
     "Annual Balance Sheet Date"), December 31, 1998, December 31, 1997, and
      -------------------------
     December 31, 1996, and the related unaudited statements of income, shareholders' equity and cash flows of the Company for the fiscal years then ended, including any footnotes and schedules thereto (all of the foregoing, including the Annual Balance Sheet being collectively referred to as the "Annual Financial Statements");
                ---------------------------

             (ii) the unaudited balance sheet of the Company as of January 31, 2000, February 29, 2000, March 31, 2000, April 30, 2000, and May 31, 2000
     (collectively, the "Interim Balance Sheets"), and the unaudited statements
                         ----------------------
     of income, shareholders' equity and cash flows of the Company for the respective one-month, two-month, three-month, four-month and five-month periods then ended, including any and all footnotes and schedules thereto (all of the foregoing, including the Interim Balance Sheets, being collectively referred to as the "Interim Financial Statements"); and
                                      ----------------------------

             (iii) the unaudited balance sheet of the Company as of June 30, 2000 (the "Latest Balance Sheet"; and such date being referred to as the
                --------------------
     "Latest Balance Sheet Date"), and the unaudited statements of income,
      -------------------------
     shareholders' equity and cash flows of the Company for the six-month period then ended, including any and all footnotes and schedules thereto (all of the foregoing, including the Latest Balance Sheet, being collectively referred to as the "Latest Financial Statements"; and the Annual Financial
                         ---------------------------
     Statements, the Interim Financial Statements and the Latest Financial Statements being collectively referred to as the "Financial Statements").
                                                        --------------------

          (b)   The Financial Statements (i) are true, correct and complete,
(ii) fairly present the financial position of the Company as of the dates indicated and the results of operations of the Company for the periods indicated, (iii) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby (subject to the absence of footnotes and schedules that may be required by GAAP and, in the case of the Interim Financial Statements and the Latest Financial Statements, normal year-end adjustments that are not material individually or in the aggregate), and (iv) are in accordance with the books and records of the Company, which books and records are true, correct and complete and have been maintained in a manner consistent with historical practice.

          (c)     Schedule 5.6(c) contains a true, correct and complete summary
                  ---------------
of all accounts payable, accrued expenses and accounts receivable of the Company as of the most recent practicable date prior to the date hereof, which schedule sets forth the name of the account debtor (in the case of accounts receivable) or account creditor (in the case of accounts payable) and the amount owed by such account debtor or owing to such account creditor (identifying the portion of such amount that is current, thirty (30) days past due, sixty (60) days past due, ninety (90) days past due, and more than ninety (90) days past due).

5.7  Absence of Undisclosed Liabilities.

     Except as set forth on Schedule 5.7, the Company has no Liability except
                            ------------
(i) to the extent expressly reflected or reserved against on the Latest Balance Sheet, (ii) Liabilities under Contracts (other than any Liability arising from any breach or violation thereof or default thereunder), and (iii) Liabilities incurred in the ordinary course of business, consistent with past practice, since the Latest Balance Sheet Date (other than any such Liability arising from any breach or violation of, or default under, any Contract, or arising from any breach of warranty, tort, infringement, or violation of any Law or any Proceeding). There are no loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975) of or affecting the Company that are not adequately provided for or disclosed on the Latest Balance Sheet or in the footnotes or schedules thereto. The Company has not, either expressly or by operation of Law, assumed or undertaken any Liability of any other Person, including any obligation for corrective or remedial action relating to Environmental, Health and Safety Laws.

5.8  Absence of Changes.

     Since the Latest Balance Sheet Date, except as set forth on Schedule 5.8,
                                                                 ------------
the Company has been operated in the ordinary course of business, consistent with past practice, and there has not been:

               (i) any event or condition that has resulted in or could reasonably be expected to result in an adverse change in the business, operations, assets, condition (financial or otherwise), operating results, liabilities, relations with employees, customers, suppliers or prospects of the Company, or any casualty loss or damage to the assets or properties of the Company, whether or not covered by insurance (a "Material Adverse
                                                          ----------------
     Change");
     ------

               (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock or other securities of the Company, or any direct or indirect redemption, purchase or other acquisition of any capital stock or other securities of the Company, or any other payments of any nature directly or indirectly to or for the benefit of any Shareholder or any Affiliate of the Company (whether or not on or with respect to any shares of capital stock or other securities of the Company owned by such Shareholder or Affiliate), other than salaries and benefits paid in the ordinary course of business, consistent with past practice;

               (iii) any general uniform increase in the compensation of employees (including any increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) of the Company, or any increase in or prepayment of any such compensation payable to or to become payable to any director, officer or key employee;

               (iv) any acquisition or disposition of assets or properties owned by the Company, other than the sale or other disposition of inventories for fair value in the ordinary course of business, consistent with past practice;

               (v) any agreement or commitment on the part of the Company to merge, amalgamate or consolidate with or into, or otherwise acquire, any other Person or division thereof;

               (vi) any change in depreciation or amortization policies or rates previously adopted, any change in income or expense recognition or bad debt reserve, write-down or write-off policies previously adopted, any write-up or write-down of inventory or other assets or any other change in other accounting or in Tax reporting or methods or practices followed by the Company;

               (vii) any change in the manner in which products or services of the Company are marketed (including any change in prices), any change in the manner in which the Company extends discounts or credit to customers, or any change in the manner or terms by which the Company collects accounts receivable;

               (viii) any failure by the Company to make scheduled capital expenditures or investments, or any failure to pay trade accounts payable or any other Liability of the Company when due; or

               (ix) any Contract or other understanding or arrangement (other than this Agreement and the Related Documents), whether in writing or otherwise, to take any of the actions specified in the foregoing clauses
     (i) through (viii).

5.9  Tax Matters.

          (a)     Except as set forth on Schedule 5.9(a), the Company and each
                                         ---------------
other Person included in any consolidated or combined Tax Return and part of an affiliated group, within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code"), of which the Company is or has been a
                               ----
member:

               (i) has timely paid or caused to be paid all Taxes required to be paid by it through the date hereof and as of the Closing Date (including any Taxes shown due on any Tax Return);

               (ii) has filed or caused to be filed in a timely and proper manner (within any applicable extension periods) all Tax Returns required to be filed by it with the appropriate Governmental Entities in all jurisdictions in which such Tax Returns are required to be filed; and

               (iii) has not requested or caused to be requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

          (b) The Company has previously delivered to the Purchaser true, correct and complete copies of all Tax Returns filed by or on behalf of the Company for all completed Tax years of the Company that remain open for audit or review by the relevant Taxing authority. All such Tax Returns were true, correct and complete.

          (c)     Except as set forth in Schedule 5.9(c):
                                         ---------------

               (i) the Company has not been notified by the Internal Revenue Service or any other Taxing authority that any issues have been raised (and no such issues are currently pending) by the Internal Revenue Service or any other Taxing authority in connection with any Tax Return of the Company, there are no pending Tax audits with respect to the Company, and no waivers of statutes of limitations related to Taxes have been given or requested with respect to the Company;

               (ii) full and adequate provision has been made (A) on the Latest Balance Sheet for all Taxes payable by the Company for all periods ending on or prior to the Latest Balance Sheet Date, and (B) on the books and records of the Company for all Taxes payable by the Company for all periods beginning on or after the Latest Balance Sheet Date;

               (iii) the Company has not incurred any Tax Liability from and after the Latest Balance Sheet Date other than Taxes incurred in the ordinary course of business, consistent with past practice;

               (iv) the Company (A) is not, or has not made an election to be treated as, a "consenting corporation" under Section 341(f) of the Code, or
     (B) is not, or has not been, a "personal holding company" within the meaning of Section 542 of the Code;

               (v) the Company has complied in all respects with all applicable Laws relating to the collection or withholding of Taxes (including sales Taxes and the withholding of Taxes from the wages of employees);

               (vi) the Company is not, or has not ever been, a party to any Tax sharing, indemnity of similar agreement with any Person;

               (vii) the Company has not incurred any Liability to make or possibly make any payments, either alone or in conjunction with any other payments, that:

                    (A) are not deductible under, or would otherwise constitute a "parachute payment" within the meaning of, Section 280G of the Code (or any corresponding provision of domestic or foreign income Tax Law); or

                    (B) are or may be subject to the imposition of an excise Tax under Section 4999 of the Code;

               (viii) the Company has not agreed to, or is not required to, make any adjustments or changes either on, before or after the Closing Date, to its accounting methods pursuant to Section 481 of the Code, and the Internal Revenue Service has not proposed any such adjustments or changes in the accounting methods of the Company;

               (ix) no claim has ever been made by any Taxing authority in a jurisdiction in which the Company does not file Tax Returns that the Company is, or may be subject to, taxation by that jurisdiction; and

               (x) neither the Company, nor any Shareholder is a foreign Person within the meaning of Section 1.1445-2(b) of the rules and regulations promulgated under Section 1445 of the Code.

5.10  Title to Assets, Properties and Rights and Related Matters.

          (a) The Company has good and marketable title (or a valid leasehold interest) to all of the assets, properties and interests in properties, real, personal or mixed, reflected on the Latest Balance Sheet or acquired after the Latest Balance Sheet Date (except for assets or properties sold or otherwise disposed of since the Latest Balance Sheet Date in the ordinary course of business, consistent with past practice, and accounts receivable and notes receivable paid in full subsequent to the Latest Balance Sheet Date in the ordinary course of business, consistent with past practice), free and clear of all Encumbrances, of any kind or character, except for those Encumbrances set forth on Schedule 5.10(a) and Permitted Encumbrances. Such
                          ----------------
assets are in good operating condition and repair (normal wear and tear excepted), are sufficient to operate the Business as presently conducted and as presently proposed to be conducted, are suitable for the uses for which they are used in the Business, and are not subject to any condition that materially interferes with the economic value or use thereof. With respect to any leased assets, such assets are in such condition as to permit the surrender thereof to the lessors thereunder on the date hereof without any cost or expense for repair or restoration as if the related leases were terminated or expired on the date hereof in the ordinary course of business, consistent with past practice.

          (b)     Schedule 5.10(b) contains a true, correct and complete list of
                  ----------------
all tangible personal property owned by the Company as of the Closing Date. Except for any inventory, supplies, equipment, tractors, trailers and automobiles in transit in the ordinary course of business, consistent with past practice, all tangible personal property listed on Schedule 5.10(b) is located
                                                   ----------------
on the Company's premises listed on Schedule 5.11(a).
                                    ----------------

5.11  Real Property - Owned or Leased.

          (a)     Schedule 5.11(a) contains a list and brief description of all
                  ----------------
of the real property owned, leased, subleased or otherwise occupied by the Company. The description of each parcel of real property subject to one or more leases (the "Leased Property") includes the names of the lessor and the lessee
             ---------------
and the basic terms thereof. The lease rate charged to the Company for each parcel of Leased Property that is leased by the Company from a Shareholder or from an Affiliate of the Company is not greater than the fair market value rental that would be obtained by the Company in an arms' length transaction with a Person that is not an Affiliate. The real property listed on Schedule 5.11(a)
                                                               ----------------
constitutes all real property used or occupied by the Company in connection with the Business.

          (b)     With respect to the real property listed on Schedule 5.11(a),
                                                              ----------------
except as set forth on Schedule 5.11(b):
                       ----------------

               (i) no portion of the real property is subject to any pending condemnation or other Proceeding, and, to the best knowledge of the Seller Group, there is no threatened condemnation or other Proceeding with respect thereto;

               (ii) the physical condition of the real property is sufficient to permit the continued conduct of the Business as presently conducted and as presently proposed to be conducted, subject to the provision of usual and customary maintenance and repairs performed in the ordinary course of business, consistent with past practice, with respect to similar properties of like age and construction;

               (iii) the Company is the fee owner of the real property or the owner and holder of all the leasehold estates purported to be granted by the leases associated with the Leased Property, as applicable;

               (iv) there are no Contracts to which the Company, or any of its Affiliates is a party, granting to any party or parties the right of use or occupancy of any portion of the real property;

               (v) there are no parties (other than the Company) in possession of any portion of the real property; and

               (vi) no notice of any increase in the assessed valuation of any portion of the real property and no notice of any contemplated special assessment with respect to any portion of the real property has been received by the Company, and, to the best knowledge of the Seller Group, there is no threatened increase in assessed valuation or threatened special assessment pertaining to any portion of the real property.

5.12  Intellectual Property.

          (a)     Except as set forth on Schedule 5.12(a):
                                         ----------------

               (i) the Company owns, has the right to use, sell, license and dispose of, and has the right to bring actions for the infringement of, all Intellectual Property Rights used in, necessary for, or required for the conduct of the Business as presently conducted and as presently proposed to be conducted (collectively, the "Owned Requisite Rights"),
                                                   ----------------------
      other than those Intellectual Property Rights for which the Company has a valid license, all of which are listed on Schedule 5.12(a) (collectively,
                                                ----------------
      the "Licensed Requisite Rights"; and together with the Owned Requisite
           -------------------------
      Rights, the "Requisite Rights"), and such rights to use, sell, license,
                   ----------------
      dispose of and bring actions are exclusive with respect to the Owned Requisite Rights;

               (ii) the Company has not granted any Person the right to use any of the Owned Requisite Rights;

               (iii) there exists no default, or any event which upon the giving of notice or the passage of time, or both, would give rise to a claim of a default by the Company under the licenses granting the Company the Licensed Requisite Rights;

               (iv) the Company has taken all commercially reasonable and practicable steps designed to safeguard and maintain (A) the secrecy and confidentiality of the Company's Confidential Information, and (B) the proprietary rights of the Company in all of the Requisite Rights;

               (v) the Company has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights of any Person or committed any acts of unfair competition or received from any Person in the past five years any notice, charge, complaint, claim or assertion thereof, and no such charge, complaint, claim or assertion is impliedly threatened by an offer to license from another Person; and

               (vi) the Company has not sent to any Person in the past five years, or otherwise communicated to any Person, any notice, charge, complaint, claim or other assertion of any present, impending or threatened interference with, infringement upon, misappropriation of, or other conflict with any Intellectual Property Rights of the Company by such other Person or any acts of unfair competition by such other Person, nor, to the best knowledge of the Seller Group, is any such interference, infringement, misappropriation, conflict or act of unfair competition occurring or threatened.

          (b)     Schedule 5.12(b) contains a true, correct and complete list of
                  ----------------
all applications, filings and other formal actions made or taken pursuant to any Laws by the Company to perfect or protect its interests in its Intellectual Property Rights.

5.13  Agreements, No Defaults, Etc.

          (a)     Schedule 5.13(a) contains a true, correct and complete list
                  ----------------
and a brief description of all Contracts to which the Company is a party and (x) that were entered into or made outside the ordinary course of business, consistent with past practice, or (y) that were entered into or made in the ordinary course of business, consistent with past practice, and are described in clauses (i) through (xiii) of the next sentence of this Section 5.13. Except as set forth on Schedule 5.13(a), the Company is not a party to any of the
             ----------------
following Contracts:

               (i) distributorship, dealer, sales, advertising, agency, manufacturer's representative, or any other Contract relating to the payment of a commission;

               (ii) any Contract relating to the employment of any officer, employee or consultant or any other type of Contract or other understanding or arrangement with any officer, employee or consultant, including any Contract or other understanding or arrangement relating to severance payments;

               (iii) any indenture, mortgage, promissory note, loan agreement, pledge agreement, guaranty or conditional sale or other Contract relating to the borrowing of money, a line of credit or a Capital Lease;

               (iv) any Contract for charitable contributions in excess of $5,000 individually or $10,000 in the aggregate;

               (v) any Contract for capital expenditures in excess of $10,000 individually or $50,000 in the aggregate;

               (vi) any Contract for the sale of any assets, properties or rights other than the sale of services or products in the ordinary course of business, consistent with past practice;

               (vii) any Contract pursuant to which the Company is a lessee of or holds or operates any machinery, equipment, motor vehicles, office furniture, fixtures, products, merchandise or other personal property owned by any other Person in excess of $10,000 individually or $50,000 in the aggregate;

               (viii) any Contract relating to the lending or investing of funds;

               (ix) any Contract relating to any form of intangible property, including any Intellectual Property Rights;

               (x) any Contract that restricts the Company from engaging in any aspect of the Business or any other business anywhere in the world;

               (xi) any Contract or group of related Contracts with the same Person or group of Affiliated Persons (excluding purchase orders entered into in the ordinary course of business, consistent with past practice, that are to be completed within three months of entering into such purchase orders) for the purchase or sale of products or services under which the undelivered or unperformed balance or portion thereof (including the aggregate undelivered or unperformed balance or portion under any such Contracts between the same Person and the Company) has a selling price in excess of $50,000;

               (xii) any Contract for the acquisition or disposition of a Person or a division of a Person made within the preceding five years (whether or not such acquisition or disposition was consummated); or

               (xiii)  any other Contract material to the Business.

          (b)     The Contracts disclosed on Schedule 5.4(b), the leases (and
                                             ---------------
any other Contracts) disclosed on Schedule 5.11(a), the licenses (and any other
                                  ----------------
Contracts) disclosed on Schedule 5.12(a), the insurance policies (and any other
                        ----------------
Contracts) disclosed on Schedule 5.16(a), the Company Employee Plans (and any
                        ----------------
other Contracts) disclosed on Schedule 5.18(a), and the Contracts disclosed on
                              ----------------
Schedule 5.21 are incorporated by reference onto Schedule 5.13. The Contracts
-------------                                    -------------
disclosed on Schedule 5.13, together with the Contracts incorporated by
             -------------
reference onto Schedule 5.13, are collectively referred to as the "Material
               -------------                                       --------
Contracts."
---------

          (c) All Material Contracts (i) are in full force and effect, (ii) constitute legal, valid and binding obligations of the Company and, to the best knowledge of the Seller Group, the other parties thereto, and (iii) are enforceable in accordance with their terms against the Company and, to the best knowledge of the Seller Group, the other parties thereto, in each case subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The Company has performed all of the obligations required to be performed by it to date pursuant to the terms of the Material Contracts, and there exists no default, or any event which upon the giving of notice or the passage of time, or both, would give rise to a claim of a default in the performance by the Company or, to the best knowledge of the Seller Group, any other party to any of the Material Contracts of their respective obligations thereunder. The Purchaser has been furnished with true, correct and complete copies of all written Material Contracts and Schedule
                                                                  --------
5.13(a) (including Contracts incorporated by reference thereon) contains true,
-------
correct and complete descriptions of all oral Contracts listed on Schedule
                                                                  --------
5.13(a) (including Contracts incorporated by reference thereon).
-------

          (d)  Schedule 5.13(d) contains a true, correct and complete list of
               ----------------
all Funded Indebtedness of the Company, in each case showing the aggregate principal amount thereof (and the aggregate amount of any undrawn commitments with respect thereto), the name of the lender, and the name of the respective borrower and any other Person that directly or indirectly guaranteed such Funded Indebtedness.

5.14   Litigation, Etc.

          (a)  Except as disclosed on Schedule 5.14(a), there are no (i)
                                      ----------------
Proceedings pending or, to the best knowledge of the Seller Group, threatened against the Company, whether at law or in equity, civil or criminal in nature, or before or by any Governmental Entity or arbitrator, nor, to the best knowledge of the Seller Group, does there exist any basis therefor, or (ii) Orders of any Governmental Entity or arbitrator with respect to, involving or against the Company. The Company has delivered to the Purchaser all material documents and correspondence relating to the matters disclosed on Schedule
                                                                  --------
5.14(a).
-------

          (b)  Schedule 5.14(b) lists each matter described in Section 5.14(a)
               ----------------
that (i) resulted in any criminal sanctions against the Company, or (ii) was in existence within the last five years and resulted in payments in excess of $10,000 by the Company (whether as a result of a judgment, civil fine, settlement or otherwise).

5.15   Compliance with Laws.

       The Company (a) has been and continues to be in compliance in all material respects with all Laws, Orders and Permits applicable to it and the Business, and (b) has all material Permits used or necessary in the conduct of the Business. All of the Permits referred to in the preceding sentence are listed on Schedule 5.15 and are in full force and effect. No violations with
          -------------
respect to any of the Permits listed on Schedule 5.15 have occurred or are or
                                        -------------
have been recorded, and no Proceeding is pending or, to the best knowledge of the Seller Group, threatened to revoke or limit any such Permits. No investigation or review by any Governmental Entity with respect to the Company is pending or, to the best knowledge of the Seller Group, threatened, nor has any Governmental Entity notified the Company of its intention to conduct the same. To the best knowledge of the Seller Group, there is no proposed change in any applicable Law that would require the Company to obtain any Permit not listed on Schedule 5.15 in order to conduct the Business as presently conducted
          -------------
and as presently proposed to be conducted. The Company has not received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any Liability or disadvantage that may be material to its business, financial condition, operations, property or affairs. No member of the Seller Group is aware of any proposed Law that would prohibit or restrict the Company from, or otherwise materially and adversely affect the Company in, conducting the Business in any jurisdiction in which the Company is presently conducting business or is presently proposing to conduct business.

5.16   Insurance.

          (a)  Schedule 5.16(a) contains a true, correct and complete list of
               ----------------
all policies of liability (including "bobtail"), theft, fidelity, life, fire, product liability, cargo, workers' compensation, health and other forms of insurance held by or on behalf of the Company (specifying the insurer, amount of coverage, basis of coverage (i.e., "occurrence" or "claims made"), type of insurance, policy number and any pending claims thereunder). All such coverages have been maintained at all times during the course of the operation of the Business. The Company is insured against all risks usually insured against by Persons conducting similar businesses and operating similar properties in the localities where the Business is conducted and the properties of the Company are located under policies of such types and in such amounts as are customarily carried by such Persons.

          (b)  Except as set forth on Schedule 5.16(b), with respect to each
                                      ----------------
policy of insurance listed on Schedule 5.16(a):  (i) all premiums with respect
                              ----------------
thereto are currently paid and are not subject to adjustment, (ii) the Company is not in default in any respect with respect to its obligations under such policy, (iii) to the best knowledge of the Seller Group, no basis exists that would give any insurer under any such policy the right to cancel or unilaterally reduce or limit the stated coverages contained in such policy, (iv) there are no outstanding claims currently pending under such policy that could be expected to cause an increase in the insurance rates of the Company, and no facts or circumstances exist that might be expected to relieve the insurer under such policy of its obligations to satisfy in full any claim thereunder, and (v) the Company has not received any notice that any such policy has been or shall be canceled or terminated or will not be renewed on substantially the same terms as are now in effect or that the premium on such policy shall be increased on the renewal thereof.

5.17   Labor Relations; Employees.

          (a)  Schedule 5.17(a) sets forth a list of all directors, officers and
               ----------------
key employees of the Company as of the date hereof, together with their respective titles (if any) and positions held, their current compensation (including salary, wages, bonuses and commissions), and the respective dates on which they commenced employment. To the extent any such employee is on a leave of absence, Schedule 5.17(a) indicates the nature of such leave of absence and
            ----------------
such employee's anticipated date of return to active employment. No officer or key employee listed on Schedule 5.17(a) has given the Company notice, and, to
                       ----------------
the best knowledge of the Seller Group, no officer or key employee listed on
Schedule 5.17(a) has any plans or intends to terminate his or her employment
----------------
with the Company. No former officer or key employee has left the service of the Company within the last six months.

          (b)  Schedule 5.17(b) sets forth the aggregate number of employees,
               ----------------
other non-supervisory personnel, independent contractors and owner/operators that work for the Company, specifying the number that belong to a union or are otherwise covered by an employment agreement or a collective bargaining agreement, identified by terminal location or facility.

          (c)  Except as set forth on Schedule 5.17(c), (i) the Company
                                      ----------------
generally enjoys good relations with all of its employees, and there is no labor strike, dispute or grievance, or work slowdown or stoppage actually pending or, to the best knowledge of the Seller Group, threatened against or involving the Company, and (ii) the Company is not a party to or bound by any collective bargaining agreement, union Contract or similar agreement, no such Contract or agreement is currently being negotiated by the Company, no labor union has taken any action with respect to organizing the employees of the Company, and no representation question exists with respect to any such employees.

          (d) The Company and each of its ERISA Affiliates have complied in all respects with all Laws relating to the hiring and retention of all employees, leased employees and independent contractors relating to wages, hours, Company Employee Plans, workers' compensation, unemployment, equal opportunity, collective bargaining, and the payment of social security and other Taxes.

          (e)  Schedule 5.17(e) sets forth a true, correct and complete list of
               ----------------
any and all unfair labor practice charges or other Proceedings before the National Labor Relations Board, Equal Opportunity Employment Commission charges, employment discrimination lawsuits, wrongful discharge lawsuits, Occupational Safety and Health Administration citations and litigation, wage and hour charges and litigation, and employment related litigation that are presently pending, or to the best knowledge of the Seller Group, threatened at law or in equity, involving the Company. Schedule 5.17(e) also sets forth a true, correct and
                        ----------------
complete list of those charges, lawsuits, citations, litigation and Proceedings falling within the above categories that have been settled or otherwise disposed of within the previous two years.

          (f)  Except as set forth in Schedule 5.17(f), the Company is not a
                                      ----------------
joint employer or alter ego, as construed under the National Labor Relations Act, as amended, with or of any of its suppliers, distributors, customers or other Persons with which it has any Contract or other understanding or arrangement, including any owner/operator with whom the Company has a Contract or other understanding or arrangement, or any other Person with which the Company has a leasing arrangement (collectively referred to for the purposes of this Section 5.17(f) as "Third Parties"), and no Third Parties are alter egos of
                         -------------
the Company. The Company (i) does not exercise management power or authority over the operations or personnel of any Third Party, (ii) does not supervise the employees of any Third Party, or (iii) is not responsible for, or does not have the authority to establish, implement or effectively recommend the labor relations or employment policies or actions, including wages, hours, working conditions or any terms of employment, for any employee of any Third Party. There is no interchange of personnel, no common boards of directors and no common officers, managers or employees between the Company and any Third Party. The Company does not provide any administrative services for any Third Party that is not required by Law or that is not provided in a bona fide, arms-length transaction at fair market value. Any administrative services provided by the Company for any Third Party have been detailed on Schedule 5.17(f).
                                                  ----------------

          (g)  Except as set forth on Schedule 5.17(g), the Company's Contracts
                                      ----------------
and other understandings with owner/operators and independent contractors establish a bona fide arrangement where such individuals are independent contractors to, and are not employees of, the Company, and there are not any disputes, claims, charges or allegations pending or, to the best knowledge of the Seller Group, threatened at law or in equity before any Governmental

Entity that challenges the independent contractor nature of such Contract or other understanding or arrangement.

5.18   ERISA Compliance.

          (a)  Schedule 5.18(a) contains a true, correct and complete list of
               ----------------
all Employee Benefit Plans of the Company (collectively, the "Company Employee
                                                              ----------------
Plans"), (i) that cover any current or former employees, contract employees,
-----
independent contractors or consultants of or to the Company or any spouses, family members or beneficiaries thereof (A) that are maintained, sponsored or contributed to by the Company or (B) with respect to which the Company is obligated to contribute or has any Liability, or (ii) with respect to which the Company has any Liability on account of the maintenance or sponsorship thereof or contribution thereto by any present or former ERISA Affiliate of the Company.

          (b)  Except as set forth on Schedule 5.18(b), with respect to each
                                      ----------------
Company Employee Plan:

               (i) such Company Employee Plan has been established, maintained, operated and administered in accordance with its terms and in compliance with ERISA, the Code, and all other applicable Laws (including with respect to reporting and disclosure);

               (ii) all required, declared or discretionary (consistent with past practice) payments, premiums, contributions, reimbursements or accruals for all periods ending prior to or as of the date hereof have been made or properly accrued on the Latest Balance Sheet, or with respect to accruals properly made after the Latest Balance Sheet Date, on the books and records of the Company and all amounts withheld from employees have been timely deposited into the appropriate trust or account;

               (iii) there is no unfunded Liability relating to such Company Employee Plan that is not reflected on the Latest Balance Sheet, or with respect to accruals properly made after the Latest Balance Sheet Date, on the books and records of the Company;

               (iv) neither the Company, any of its ERISA Affiliates, nor any other "disqualified person" or "party in interest" (as such terms are defined in Section 4975 of the Code and Section 3(14) of ERISA, respectively) with respect to such Company Employee Plan, has breached the fiduciary rules of ERISA or engaged in a prohibited transaction that could subject any of the foregoing Persons to any Tax or penalty imposed under Section 4975 of the Code or Section 502(i), Section 502(j) or
       Section 502(l) of ERISA;

               (v) no Proceeding (other than routine claims for benefits) is pending or, to the best knowledge of the Seller Group, threatened against or relating to such Company Employee Plan or any fiduciary thereof, and there is, to the best knowledge of the Seller Group, no basis for any such Proceeding against any such Company Employee Plan;

               (vi) each Company Employee Plan, if intended to be "qualified" within the meaning of Section 401(a) of the Code, has been determined by the Internal Revenue

       Service to be so qualified and the related trusts are exempt from Tax under Section 501(a) of the Code, and nothing has occurred that has or reasonably could be expected to adversely affect such qualification or exemption;

               (vii) except as may be required under Laws of general application, no Company Employee Plan obligates the Company to provide any employee or former employee, or their spouses, family members or beneficiaries, any post-employment or post-retirement health or life insurance, accident or other "welfare-type" benefits;

               (viii) each such Company Employee Plan that is subject to the requirements of the Consolidated Omnibus Budget Reconciliation of 1985, as amended ("COBRA"), and the Health Insurance Portability and
                    -----
       Accountability Act, as amended ("HIPAA"), has been maintained in
                                        -----
       compliance with COBRA and HIPAA, including all notice requirements, and no Tax payable on account of Section 4980B or any other section of the Code has been or is expected to be incurred;

               (ix) neither the Company, any of its Subsidiaries, nor any of their respective ERISA Affiliates is or has ever maintained or been obligated to contribute to a Multi-employer Plan (as defined in Section 3(37) of ERISA), a Multiple Employer Plan (as defined in Section 413 of the Code), or a Defined Benefit Pension Plan (as defined in Section 3(35) of ERISA);

               (x) no benefit payable or that may become payable by the Company, or any or its respective ERISA Affiliates pursuant to such Company Employee Plan will constitute an "excess parachute payment" within the meaning of Section 280G of the Code, which is or may be subject to the imposition of a Tax under Section 4999 of the Code or that would not be deductible by reason of Section 280G of the Code;

               (xi) each such Company Employee Plan that is intended to meet the requirements of Section 125 of the Code meets such requirements and each program of benefits for which employee contributions are provided pursuant to elections made under such Company Employee Plan meets the requirements of the Code applicable thereto;

               (xii) there has not been any act or omission by the Company, or any of its respective ERISA Affiliates that has given rise to or could give rise to any fines, penalties or related charges under ERISA or the Code for which the Company, or any of its ERISA Affiliates could be liable;

               (xiii) all reporting and disclosure obligations imposed under ERISA and the Code have been satisfied with respect to each Company Employee Plan;

               (xiv) the Company has not made or agreed to make, and is not required to make (in order to bring any Company Employee Plan into compliance with ERISA or the Code) any changes in benefits that would materially increase the costs of maintaining any Company Employee Plan;

               (xv) there has not been any act or omission by the Company, or any of its ERISA Affiliates, that has given rise to or could give rise to any fines, penalties or related charges under ERISA or the Code for which the Company, or any of its ERISA Affiliates, could be liable;

               (xvi) the Company has timely deposited and transmitted all amounts withheld from employees for contributions or premium payments for each Company Employee Plan into the appropriate trusts or accounts; and

               (xvii) each Company Employee Plan that allows loans to plan participants has been operated in accordance with its terms, the plan's written loan policy and all applicable laws. In addition, all outstanding loans from such Company Employee Plans are current as of the Closing Date, and there are no loans in default.

          (c) The Purchaser has been provided with true, correct and complete copies, to the extent applicable, of all documents pursuant to which each Company Employee Plan is maintained and administered, the two most recent annual reports (Form 5500 and attachments) and financial statements therefor, all governmental rulings, determinations and opinions (and pending requests therefor), and, if any Company Employee Plan provides post-employment or post-retirement health and life insurance, accident or other "welfare-type" benefits, the most recent valuation of the present and future obligations under such Company Employee Plan. The foregoing documents accurately reflect all of the terms of such Company Employee Plan (including any agreement or provision that would limit the ability of the Company to make any prospective amendments or to terminate such Company Employee Plan).

5.19   Environmental Matters.

          (a)  Except as set forth on Schedule 5.19(a), neither the Company, nor
                                      ----------------
any of its Affiliates has received any written or oral notice, report or other information (i) regarding any actual or alleged violation of any Environmental, Health and Safety Laws, or any Liabilities, including any investigatory, remedial or corrective obligations, relating to (A) the Company, any of its respective Affiliates, or any of their predecessors, (B) the Business, or (C) any of the Company's currently or formerly owned or leased properties or operations, or (ii) that the Company is potentially responsible under any Environmental, Health and Safety Laws for response costs, corrective action or natural resource damages, as those terms are defined under the Environmental, Health and Safety Laws, at any location.

          (b)  Schedule 5.19(b) sets forth a true, correct and complete list of
               ----------------
all properties and facilities previously owned, leased or operated by the Company or any of its predecessors at any time (together with the Leased Properties, the "Covered Properties"). There has been no release, discharge,
                 ------------------
spill or disposal of any substance at any of the Covered Properties so as to give rise to any Liability of the Company under any Environmental, Health and Safety Laws. Except as set forth on Schedule 5.19(b), there is not now, nor has
                                     ----------------
there ever been, any asbestos-containing material in any form or condition, underground storage tank, above-ground storage tank, landfill, waste pile, surface impoundment, disposal area, or article or equipment containing polychlorinated biphenyls on or at any of the Covered Properties.

          (c) Neither the Company, any of its Affiliates, nor any of their respective predecessors has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or released any substance, or owned or operated any property or facility

(and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to Liability pursuant to any Environmental, Health and Safety Laws, including any Liability for response costs, corrective action costs, personal injury, property damage, natural resources damage or attorney fees, or any investigative, corrective or remedial obligations pursuant to any Environmental, Health and Safety Laws.

          (d) No facts, events or conditions relating to the past or present operations of the Company, any of its Affiliates, any of their respective predecessors, or any of the Covered Properties will prevent, hinder or limit continued compliance by the Company with any Environmental, Health and Safety Laws, or give rise to any investigative, corrective or remedial obligations pursuant to any Environmental, Health and Safety Laws, or give rise to any other Liability pursuant to any Environmental, Health and Safety Laws, including any relating to on-site or off-site releases or threatened releases of materials, substances or wastes, personal injury, property damage or natural resources damage.

          (e) Neither this Agreement nor the consummation of the transactions contemplated by this Agreement or any of the Related Documents will result in any obligations for site investigation or cleanup, or notification to or consent of any Governmental Entity or other third party, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental, Health and Safety Laws.

          (f) The Company has provided the Purchaser with true, correct and complete copies of all reports and studies within the possession or control of the Company with respect to past and present environmental conditions or events at any of the Covered Properties (all of which are listed on Schedule 5.19(b)),
                                                             ----------------
and, to the best knowledge of the Seller Group, there are no other environmental reports or studies with respect thereto.

5.20   Brokers.

       The Company has not employed any broker or finder or incurred any Liability for any brokerage fees, commissions or finders' fees or similar compensation or transaction based payments in connection with the transactions contemplated by this Agreement or any of the Related Documents.

5.21   Related Party Transactions.

       Except as set forth on Schedule 5.21, and except for compensation to bona
                              -------------
fide employees of the Company for services rendered in the ordinary course of business, consistent with past practice, no current or former Affiliate of the Company or any "Associate" (as defined in the rules promulgated under the Securities Exchange Act of 1934, as amended) of any thereof, is now, or has been during the last five fiscal years, (i) party to any transaction or Contract with the Company (including any Contract or other understanding or arrangement providing for the furnishing of services by, or the rental of real or personal property from, or otherwise requiring payments to, any such Affiliate or Associate), or (ii) the direct or indirect owner of an interest in any Person that is a present or potential competitor, supplier or customer of the Company (other than non-affiliated holdings in publicly held companies). Except as set forth on Schedule 5.21, the Company is not a guarantor or otherwise liable for
         -------------
any actual or potential Liability of its Affiliates or their Associates. Except as set forth on Schedule 5.21, the Company does not (x)
                -------------
own or operate any vehicles, boats, aircraft, apartments or other residential or recreational properties or facilities for executive, administrative or sales purposes, or (y) own or pay for any social club memberships, whether or not for the benefit of the Company, and/or any of its executives.

5.22   Accounts and Notes Receivable.

       Except as set forth on Schedule 5.22, and except for allowances for
                              -------------
doubtful accounts reflected on the Latest Balance Sheet, all accounts receivable and notes receivable owing to the Company as of the date hereof constitute, and as of the Closing shall constitute, valid and enforceable claims arising from bona fide transactions in the ordinary course of business, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a knowledge of the Seller Group, there are no asserted claims, refusals to pay or other rights of set-off against any thereof. Except as set forth on Schedule 5.22 (including those items categorized as "legal" on
                -------------
such Schedule), there is (i) no account debtor or note debtor that is delinquent by more than thirty (30) days for payments due from such account debtor or note debtor in excess of $10,000 in the aggregate, (ii) no account debtor or note debtor that has refused, or, to the best knowledge of the Seller Group, threatened to refuse, to pay its obligations to the Company for any reason, or has otherwise made a claim of set-off or similar claim (other than in amounts not in excess of $5,000 per account debtor or note debtor, or $10,000 in the aggregate), and (iii) to the best knowledge of the Seller Group, no account debtor or note debtor that owes the Company amounts in excess of $10,000 in the aggregate is insolvent or bankrupt. Those items categorized as "legal" on
Schedule 5.22 constitute all items that (x) have been placed in the hands of
-------------
third party collection agents, (y) are owed by account debtors or note debtors with respect to whom bankruptcy or insolvency or other creditor protection proceedings have been commenced, and/or (z) are owed by account debtors or note debtors who have admitted to the Company an inability to pay all or any portion of any such accounts or notes at any time.

5.23   Bank Accounts; Powers of Attorney.

       Schedule 5.23 sets forth a true and complete list of (i) all bank
       -------------
accounts and safe deposit boxes of the Company and all Persons who are signatories thereunder or who have access thereto, and (ii) the names of all Persons holding general or special powers of attorney from the Company and a summary of the terms thereof (excluding ministerial powers of attorney granted to representatives of the Company that are terminable at will).

5.24   Suppliers and Vendors.

       Except as set forth on Schedule 5.24, no material supplier or vendor to
                              -------------
the Company has canceled or otherwise terminated, or, to the best knowledge of the Seller Group, threatened to cancel or otherwise terminate, its relationship with the Company or has decreased, limited or otherwise modified, or, to the best knowledge of the Seller Group, threatened to decrease, limit or otherwise modify, the services, supplies or materials it provides to the Company.

5.25   Customers.

       Except as set forth on Schedule 5.25, no customer of the Company to which
                              -------------
more than $50,000 of annual sales were attributable during any of the preceding three fiscal years has notified the Company that it intends, or, to the best knowledge of the Seller Group, has threatened, to terminate or materially curtail its relationship and dealings with the Company.

5.26   Conflicts of Interest.

       Neither the Company, any Shareholder, nor any officer, employee, agent or other Person acting on their behalf has, directly or indirectly, given or agreed to give, any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business, consistent with past practice) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any Governmental Entity or other Person who was, is, or may be in a position to help or hinder the Business (or assist in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any Proceeding, (ii) if not given in the past, would have resulted in a Material Adverse Change, or (iii) if not continued in the future, reasonably could be expected to result in a Material Adverse Change. There is not now, and there has never been, any employment by the Company of, or beneficial ownership in the Company by, any governmental or political official in any jurisdiction in which the Company has conducted, presently is conducting, or presently is proposing to conduct business.

5.27   Year 2000.

       The Company has not experienced any effects within the Business as a result of the "Y2K" issue (that is, the risk that computer applications used by the Company may be unable to recognize and perform property date-sensitive functions involving certain dates prior to and any date after December 31,
1999). All computer applications that are material to the Business are able to perform properly date-sensitive functions for all dates before and after January 1, 2000.

5.28   Disclosure.

       Neither this Agreement, including the Schedules, Annexes, attachments and Exhibits hereto, nor any other written material delivered by or on behalf of the Company, or any Shareholder to the Purchaser or any of its representatives, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, taken as a whole, in light of the circumstances in which they were made, not misleading.

                                  ARTICLE VI

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

       The Purchaser represents and warrants to each member of the Seller Group as of the date hereof as follows:

6.1    Organization; Corporate Authority.

       The Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has all requisite power and authority (corporate or otherwise) to own, lease and operate its assets and properties and to carry on its business as presently conducted and as presently proposed to be conducted. The Seller has been furnished with true, correct and complete copies of the Purchaser's Charter Documents, in each case as amended and in effect on the date this representation is being made and is deemed made hereunder.

6.2    Authority; Authorization; Execution and Delivery; Enforceability; No
Conflict.

          (a) The Purchaser has all requisite power and authority (corporate and otherwise) to execute, deliver and perform its obligations under this Agreement and each Related Document to which it is or will be a party and to consummate the transactions contemplated hereby and thereby. The Purchaser's execution and delivery of this Agreement and each Related Document to which it is or will be a party, and the performance by the Purchaser of its obligations hereunder and thereunder, have been duly and validly authorized by all requisite action on the part of the Purchaser (including its board of directors and all committees thereof and its shareholders). This Agreement and each Related Document to which the Purchaser is or will be a party has been, or upon the Purchaser's execution hereof and thereof will be, duly and validly executed and delivered by the Purchaser and constitutes, or upon the Purchaser's execution and delivery hereof and thereof will constitute, a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors' rights and remedies generally, and, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

          (b) Neither the execution and delivery by the Purchaser of, and performance of its obligations under, this Agreement or any of the Related Documents to which it is or will be a party, nor the consummation by the Purchaser of the transactions contemplated hereby or thereby, nor the compliance by the Purchaser with any of the provisions hereof or thereof, will (i) conflict with, or result in any violation of, or cause a default (with or without notice or lapse of time or both) under, any provision of the Purchaser's Charter Documents, (ii) conflict with, or result in any violation of, or cause a default (with or without notice or lapse of time or both) under, or give rise to any right of termination, amendment, cancellation or acceleration of any obligations contained in, or the loss of any benefit under, any term, condition or provision of any provision of any Contract to which the Purchaser is a party, or by which the Purchaser or any of its assets or properties is or may be bound, (iii) violate any Law applicable to the Purchaser, or (iv) result in an Encumbrance on or against any assets, rights or properties of the Purchaser, or on or against any capital stock or other securities of the Purchaser, or give rise to any claim against the Company or the Purchaser.

6.3    Consents.

       Except as set forth on Schedule 6.3, no Permit, authorization, consent or
                              ------------
approval of or by, or notification of or filing with, any Person (governmental or otherwise) is required for, as a result of, or in connection with the execution, delivery and performance by the Purchaser of this Agreement or any of the Related Documents to which it is or will be a party or the consummation of the transactions contemplated hereby or thereby.

6.4    Brokers.

       The Purchaser has not employed any broker or finder or incurred any Liability for any brokerage fees, commissions or finders' fees or similar compensation or transaction based payments in connection with the transactions contemplated by this Agreement or any of the Related Documents.

                                  ARTICLE VII

                           COVENANTS AND AGREEMENTS

7.1    Non-Competition Covenant.

          (a) Each Shareholder acknowledges and agrees that as a mutual condition to the respective obligations of the parties at the Closing, and as a material inducement to the Purchaser to enter into and perform its obligations hereunder and in consideration of the payments and other consideration to be received by the Shareholders under this Agreement and the Related Documents, such Shareholder shall not, without the prior written consent of the Purchaser, at any time during the period beginning on the Closing Date and ending on the fifth anniversary thereof (the "Restrictive Period"), (i) directly or indirectly
                                ------------------
engage in, represent in any way, or be connected with, any Competing Business (as defined below), whether such engagement shall be as a director, an officer, an owner, an employee, a partner, an Affiliate or other participant in such Competing Business, (ii) assist others in engaging in any Competing Business in the manner described in clause (i) above, (iii) induce any employees of the Purchaser or any of its Subsidiaries or other Affiliates, or any employees of the Company, at any time during the Restrictive Period to terminate their employment with the Purchaser or any of its Subsidiaries or other Affiliates, or to terminate their employment with the Company, or to engage in any Competing Business, or (iv) induce any customer, vendor or agent or any other Person with which the Purchaser or any or its Subsidiaries or other Affiliates, or with which the Company, has a business relationship, contractual or otherwise, at any time during the Restrictive Period to terminate or alter such business relationship. This covenant is considered an integral part of this Agreement. The foregoing restriction shall not apply to the ownership of publicly traded Securities that represent less than five percent (5%) of the ownership interests of the issuer.

          (b)  As used herein, the term "Competing Business" means (i) any
                                         ------------------
business conducted in (A) any county in the State of California, including Alameda County, Alpine County, Amador County, Butte County, Calaveras County, Colusa County, Contra Costa County, Del Norte County, El Dorado County, Fresno County, Glenn County, Humboldt County, Imperial County, Inyo County, Kern County, Kings County, Lake County, Lassen County, Los Angeles County, Madera County, Marin County, Mariposa County, Mendocino County, Merced County, Modoc County, Mono County, Monterey County, Napa County, Nevada County, Orange County, Placer County, Plumas County, Riverside County, Sacramento County, San Benito County, San Bernardino County, San Diego County, San Francisco County, San Joaquin

County, San Luis Obispo County, San Mateo County, Santa Barbara County, Santa Clara County, Santa Cruz County, Shasta County, Sierra County, Siskiyou County, Solano County, Sonoma County, Stanislaus County, Sutter County, Tehama County, Trinity County, Tulare County, Tuolumne County, Ventura County, Yolo County, and Yuba County, and (B) every other state, province, or other political subdivision of the United States, Canada, Mexico, Japan, China or Europe that is engaged in the business of providing transportation services to third party shippers and customers, or (ii) any business described in the foregoing clause (i) if such business or the services or products provided or sold by it are competitive, directly or indirectly, with the Business on the date hereof or on the Closing Date (or with respect to which there are fixed plans on the date hereof or on the Closing Date for the provision or sale of the same by the Business). Anything contained in the immediately preceding sentence to the contrary notwithstanding, any entity that has separate divisions or business units, one or more of which are engaged in a business described above, will not be deemed a Competing Business with respect to those portions of such entity that are not engaged in a business described above so long as such Shareholder's association with any such separate divisions or business units (fully taking into account his, her or its functions and the nature of his, her or its work at such division or business unit) does not involve existing customers of the Company or relate in any material respect to that portion of such business which would be a Competing Business hereunder.

          (c) If, at the time of enforcement of this Section 7.1, a court holds that the restrictions stated herein are unreasonable under the circumstances then existing, the parties agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or geographical area. Additionally, with respect to each county in the State of California, the covenant not to compete set forth in Section 7.1(a) is intended as a separate covenant with respect thereto. If any one of such covenants is declared invalid for any reason, such determination shall not affect the validity of the remainder of the covenants or any covenant covering territory other than the State of California. The other covenants set forth in
Section 7.1(a) shall remain in effect as if the provision had been executed without the invalid covenants. The parties hereto hereby declare that they intend that the remaining covenants of the provision continue to be effective without any covenants that have been declared invalid. The parties hereto acknowledge that money damages would be an inadequate remedy for any breach of this Section 7.1. Therefore, in the event of a breach or threatened breach of this Section 7.1, the Purchaser and/or its successors or assigns may, in addition to other rights and remedies existing in its or their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this
Section 7.1 (without posting a bond or other security).

7.2    Disclosure of Information.

          (a)  As used in this Agreement, the term "Confidential Information"
                                                    ------------------------
means, with respect to any Person, all information (whether written or oral) furnished (whether before or after the date hereof) by such Person or its owners, members, partners, directors, officers, employees, Affiliates, representatives (including its financial advisors, attorneys and accountants) or agents (collectively, "Representatives") to any other Person or its
                       ---------------
Representatives, and all analyses, compilations, forecasts, studies or other documents prepared by such other Person or its Representatives in connection with the transactions contemplated by this Agreement that contain or reflect any such information; provided, however, that the term
                  -----------------

"Confidential Information" shall not include information that (i) is or becomes publicly available other than as a result of a disclosure by any Person or its Representatives in violation of this Agreement, or (ii) is or becomes available to such other Person on a non-confidential basis from a source that is not prohibited from disclosing such information by any legal, contractual or fiduciary obligation; provided further, however, that for purposes of this
                      -------- -------  -------
Section 7.2, from and after the Closing, Confidential Information of the Company shall be deemed Confidential Information of the Purchaser and shall, as of such time, no longer be deemed Confidential Information of the Company, as applicable.

          (b) The Purchaser will keep all Confidential Information of the Company confidential and will not (except as required by applicable Law, regulation or legal process, and then only after compliance with the last sentence of this Section 7.2(b)) without the prior written consent of the Company, disclose any of such Confidential Information in any manner whatsoever, directly or indirectly, and will not use any Confidential Information of the Company except for the purposes contemplated by this Agreement; provided,
                                                                --------
however, that the Purchaser may reveal Confidential Information of the Company
-------
to its Representatives (i) who need to know such Confidential Information for the purposes contemplated by this Agreement, (ii) who are informed by the Purchaser of the confidential nature of the Confidential Information, and (iii) who agree to act in accordance with the terms of this Section 7.2(b). The Purchaser will cause its Representatives to observe the terms of this Section 7.2(b), and will be responsible for any breach hereof by any of its Representatives. In the event that the Purchaser or any of its Representatives is requested pursuant to, or required by, applicable Law, regulation or legal process to disclose any Confidential Information of the Company, the Purchaser will notify the Company promptly so that it may seek a protective order or other appropriate remedy or, in its sole and absolute discretion, waive compliance with the terms of this Section 7.2(b). In any event, the Purchaser will furnish only that portion of the Confidential Information of the Company that it is advised by counsel is legally required and will exercise all commercially reasonable efforts to obtain reliable assurance, to the extent it is possible to obtain the same, that confidential treatment will be afforded to such Confidential Information.

          (c) The Company and each of the Shareholders will keep all Confidential Information of the Purchaser confidential and will not (except as required by applicable Law, regulation or legal process, and then only after compliance with the last sentence of this Section 7.2(c)), without the prior written consent of the Purchaser, disclose any of such Confidential Information in any manner whatsoever, directly or indirectly, and will not use any Confidential Information of the Purchaser except for the purposes contemplated by this Agreement; provided, however, that the Company and the Shareholders may
                   --------  -------
reveal Confidential Information of the Purchaser to his, her or its Representatives (i) who need to know such Confidential Information for the purposes contemplated by this Agreement, (ii) who are informed by the Company or such Shareholder of the confidential nature of the Confidential Information, and
(iii) who agree to act in accordance with the terms of this Section 7.2(c). The Company and each Shareholder will cause his, her or its Representatives to observe the terms of this Section 7.2(c), and will be responsible for any breach hereof by any of his, her or its Representatives. In the event that the Company, any Shareholder or any of their respective Representatives is requested pursuant to, or required by, applicable Law, regulation or legal process to disclose any Confidential Information of the Purchaser, the Company or such Shareholder will notify the Purchaser promptly so that it may seek a protective order or other appropriate remedy or, in its sole and absolute discretion, waive compliance with the terms of this Section 7.2(c). In any event, the Company or such Shareholder will furnish only that portion of the Confidential Information of the Purchaser that he, she or it is advised by counsel is legally required and will exercise all commercially reasonable efforts to obtain reliable assurance, to the extent it is possible to obtain the same, that confidential treatment will be afforded to such Confidential Information.

          (d) Each of the parties hereto recognizes and acknowledges that a breach of his, her or its covenants in Section 7.2(b) or Section 7.2(c), as the case may be, will cause irreparable and material loss and damage to the other parties, the amount of which cannot be determined readily and as to which such other parties will not have an adequate remedy at law or in damages. Accordingly, in addition to any remedy such other parties may have in damages by an action at law, such other parties shall be entitled to the issuance of an injunction restraining any such breach or threatened breach or any other remedy at law or in equity for any such breach.

7.3    Use of Proprietary Name.

       From and after the Closing, no Shareholder shall use the names "GTS," "GTS Transportation Services," or any derivation thereof for any purpose.

7.4    Certain Employee Matters.

       On the Closing Date the employees of the Company that are actively employed by the Company in the Business on the Closing Date shall continue their employment on terms and conditions similar to those provided by the Company prior to the Closing Date (any such employees who continue their employment being referred to herein as the "Hired Employees"), and the Purchaser shall
                                 ---------------
initially provide benefits to the Hired Employees, effective as to group health insurance benefits on the Closing Date and effective as to other employee benefits as soon as practicable after the Closing Date, in each case that are reasonably comparable on an overall basis to the benefits provided by the Company prior to the Closing Date to such employees, subject in the case of the Management Shareholders to the terms and conditions of their respective Employment Agreements, as applicable, entered into at the Closing. Nothing contained in this Agreement shall confer upon any Hired Employee any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement, including any right to employment or continued employment or to any benefits that may be provided, directly or indirectly, under any employee benefit plan, policy or arrangement of the Purchaser, nor shall anything contained in this Agreement constitute a limitation on or restriction against the right of the Purchaser to amend, modify or terminate any such plan, policy or arrangement at any time and from time to time.

7.5    Reservation of Purchaser's Shares.

       The Purchaser shall reserve under the Purchaser's 1999 Stock Option Plan (the "Plan") eight thousand (8,000) shares of common stock, $.01 par value, of
      ----
the Purchaser for issuance to the Company's employees (other than the Management Shareholders) upon such employees' exercise of stock options, if any, granted to such employees under the Plan. The Purchaser's board of directors, in its sole and absolute discretion, will determine the grantees and all of the terms and conditions of such stock options, including the number of option shares, vesting provisions and exercise prices.

                                 ARTICLE VIII

                              CLOSING OBLIGATIONS

8.1    Closing Obligations of the Seller Group.

       At the Closing, the Seller Group shall cause the following documents and certificates to be executed and delivered to the Purchaser:

          (a)  Opinion of the Seller Group's Counsel.  The Seller Group shall
               -------------------------------------
deliver to the Purchaser an opinion of Gonzalves & Kozachenko, counsel for the Seller Group, dated the Closing Date, substantially in the form of Exhibit A
                                                                   ---------
attached hereto.

          (b)  Consents and Approvals.  The Seller Group shall deliver to the
               ----------------------
Purchaser duly executed copies of all consents and approvals required for or in connection with (i) the execution and delivery by the Company and each Shareholder of this Agreement and each of the Related Documents to which each of them is a party, and the consummation of the transactions contemplated hereby and thereby, in form and substance reasonably satisfactory to the Purchaser and its counsel, and (ii) the continued conduct of the Business as previously conducted (including any consent identified on Schedule 5.3), in form and
                                               ------------
substance reasonably satisfactory to the Purchaser and its counsel.

          (c)  Related Documents.  The Seller Group shall cause each of the
               -----------------
following documents (each, a "Related Document," and collectively, the "Related
                              ----------------                          -------
Documents") to be executed and/or delivered by the parties thereto at the
---------
Closing:

               (i)    General Release. Each of the Shareholders shall enter into
                      ---------------
       an Agreement and General Release in favor of the Company substantially in the form of Exhibit B attached hereto (the "General Release");
                   ---------                       ---------------

               (ii)   Roths Employment Agreement.  Jeff Roths shall execute and
                      --------------------------
       deliver an employment agreement with the Company substantially in the form of Exhibit C attached hereto (the "Roths Employment Agreement");
               ---------                       --------------------------

               (iii)  Roths Option Agreement.  Jeff Roths and the Purchaser
                      ----------------------
       shall execute and deliver an option agreement substantially in the form of Exhibit D attached hereto (the "Roths Option Agreement");
          ---------                       ----------------------

               (iv)   Nolan Employment Agreement.  Patrick Nolan shall execute
                      --------------------------
       and deliver an employment agreement with the Company substantially in the form of Exhibit E attached hereto (the "Nolan Employment Agreement"); and
               ---------                       --------------------------

               (v)    Nolan Option Agreement.  Patrick Nolan and the Purchaser
                      ----------------------
       shall execute and deliver an option agreement substantially in the form of Exhibit F attached hereto (the "Nolan Option Agreement").
          ---------                       ----------------------

          (d)  Seller Certificates.  The Seller Group shall cause each of the
               -------------------
following certificates to be executed and/or delivered, as the case may be, by the Person who or which is the subject thereof:

               (i) a certificate of the secretary of the Company, dated as of the Closing Date, certifying (A) that true, correct and complete copies of the Company's Charter Documents as in effect on the Closing Date are attached thereto, (B) as to the incumbency and genuineness of the signatures of each officer of the Company executing this Agreement and the Related Documents on behalf of the Company; and (C) the genuineness of the resolutions (attached thereto) of the board of directors or similar governing body of the Company authorizing the execution, delivery and performance of this Agreement and the Related Documents to which the Company is a party and the consummation of the transactions contemplated hereby and thereby;

               (ii) certificates dated within ten (10) days of the Closing Date of the secretaries of state of the states in which the Company is organized and qualified to do business, certifying as to the good standing and non-delinquent Tax status of such Person;

               (iii) a certificate signed by a principal executive officer of the Company and each Shareholder, dated as of the Closing Date, and certifying as to the amount of Funded Indebtedness existing on the Closing Date; and

               (iv) certificates of each Shareholder and a principal executive officer of the Company, each dated as of the Closing Date, certifying that such Shareholder and the Company, as applicable, are not foreign persons within the meaning of Section 1445 of the Code.

          (e)  Spousal Consents.  Each Shareholder shall deliver a Spousal
               ----------------
Consent executed by his spouse in the form attached hereto as Exhibit G.
                                                              ---------

8.2    Closing Obligations of the Purchaser.

       At the Closing, the Purchaser shall cause the following documents and certificates to be executed and delivered to the Seller Group:

          (a)  Opinion of the Purchaser's Counsel.  The Purchaser shall deliver
               ----------------------------------
to the Seller Group an opinion of Holland & Knight LLP, counsel for the Purchaser, dated the Closing Date, substantially in the form of Exhibit H
                                                                ---------
attached hereto.

          (b)  Consents and Approvals. The Purchaser shall deliver to the Seller
               ----------------------
Group duly executed copies of all consents and approvals required for or in connection with the execution and delivery by the Purchaser of this Agreement and each of the Related Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, in form and substance reasonably satisfactory to the Seller Group.

          (c)  Related Documents.  The Purchaser shall cause each of the Related
               -----------------
Documents to which the Purchaser is a party to be executed and/or delivered by the Purchaser at the Closing.

          (d)  Purchaser Certificates.  The Purchaser shall cause each of the
               ----------------------
following certificates to be executed and/or delivered, as the case may be, by the Person who or which is the subject thereof:

               (i) a certificate of the secretary of the Purchaser, dated as of the Closing Date, certifying (A) that true, correct and complete copies of the Purchaser's Charter Documents as in effect on the Closing Date are attached thereto, (B) as to the incumbency and genuineness of the signatures of each officer of the Purchaser executing this Agreement and the Related Documents on behalf of the Purchaser; and (C) the genuineness of the resolutions (attached thereto) of the board of directors or similar governing body of the Purchaser authorizing the execution, delivery and performance of this Agreement and the Related Documents to which the Purchaser is a party and the consummation of the transactions contemplated hereby and thereby; and

               (ii) certificates dated within ten (10) days of the Closing Date of the secretaries of state of the states in which the Purchaser is organized, certifying as to the good standing and non-delinquent Tax status of the Purchaser.

                                  ARTICLE IX

                                INDEMNIFICATION

9.1    Generally.

          (a) Subject to the further provisions of this Article IX, the Seller Indemnifying Persons jointly and severally shall indemnify the Purchaser Indemnified Persons for, and hold each of them harmless from and against, any and all Purchaser Losses arising from or in connection with any of the following:

               (i) the untruth, inaccuracy or breach of any representation or warranty of the Company contained in this Agreement or any Related Document or in any certificate delivered by the Company in connection herewith or therewith at or before the Closing (or any facts or circumstances constituting any such untruth, inaccuracy or breach); and

               (ii) the breach of any covenant or agreement of the Company contained in this Agreement or any Related Document.

          (b) Subject to the further terms of this Article IX, each Shareholder shall, severally and not jointly, indemnify the Purchaser Indemnified Persons for, and hold each of them harmless from and against, any and all Purchaser Losses arising from or in connection with any of the following:

               (i) the untruth, inaccuracy or breach of any representation or warranty of such Shareholder contained in Article IV of this Agreement or any Related Document or in any certificate delivered by such Shareholder (in his, her or its capacity as a shareholder of the Company) in connection herewith or therewith at or before the Closing (or any facts or circumstances constituting any such untruth, inaccuracy or breach); and

               (ii) the breach of any covenant or agreement of such Shareholder contained in this Agreement or any Related Document.

          (c) Subject to the further terms of this Article IX, the Purchaser shall indemnify the Seller Indemnified Persons for, and hold each of them harmless from and against, any and all Seller Losses arising from or in connection with any of the following:

               (i) the untruth, inaccuracy or breach of any representation or warranty of Purchaser contained in this Agreement or any Related Document or in any certificate delivered by the Purchaser in connection herewith or therewith at or before the Closing (or any facts or circumstances constituting any such untruth, inaccuracy or breach); and

               (ii) the breach of any covenant or agreement of the Purchaser contained in this Agreement or any Related Document.

9.2    Assertion of Claims.

       No claim for indemnification shall be brought under Section 9.1 for a breach of a representation or warranty unless the Indemnified Persons, or any of them, at any time prior to the applicable Survival Date, give the Indemnifying Persons (a) written notice of the existence of any such claim, specifying the nature and basis of such claim and the amount thereof, to the extent known, or
(b) written notice pursuant to Section 9.3 of any Third Party Claim, the existence of which might give rise to such a claim for indemnification. Upon the giving of such written notice as aforesaid, the Indemnified Persons, or any of them, shall have the right to commence legal proceedings subsequent to the Survival Date for the enforcement of their rights under Section 9.1.

9.3    Notice and Defense of Third Party Claims.

       The obligations and liabilities of an Indemnifying Person with respect to Losses resulting from the assertion of liability by third parties (each, a "Third Party Claim") shall be subject to the following terms and conditions:
 -----------------

          (a) The Indemnified Persons shall give prompt written notice to the Indemnifying Persons of any Third Party Claim that might give rise to any Loss by the Indemnified Persons, stating the nature and basis of such Third Party Claim, and the amount thereof to the extent known; provided, however, that no
                                                   --------  -------
delay on the part of the Indemnified Persons in notifying any Indemnifying Persons shall relieve the Indemnifying Persons from any liability or obligation hereunder unless (and then solely to the extent that) the Indemnifying Person thereby is prejudiced by the delay. Such notice shall be accompanied by copies of all relevant documentation with respect to such Third Party Claim, including any summons, complaint or other pleading that may have been served, any written demand or any other document or instrument.

          (b) If the Indemnifying Persons acknowledge in a writing delivered to the Indemnified Persons that such Third Party Claim is properly subject to their indemnification obligations hereunder, and the Indemnifying Persons demonstrate to the Indemnified Persons' reasonable satisfaction that the Indemnifying Persons have the financial resources to meet such indemnification obligations, then the Indemnifying Persons shall have the right to assume the defense of any Third Party Claim at their own expense and by their own counsel, which counsel shall be reasonably satisfactory to the Indemnified Persons; provided, however, that the Indemnifying Persons shall not have the
         --------  -------
right to assume the defense of any Third Party Claim, notwithstanding the giving of such written acknowledgment, if (i) the Indemnified Persons have been advised by counsel that there are one or more legal or equitable defenses available to them that are different from or in addition to those available to the Indemnifying Persons, and, in the reasonable opinion of the Indemnified Persons, counsel for the Indemnifying Persons could not adequately represent the interests of the Indemnified Persons because such interests could be in conflict with those of the Indemnifying Persons, (ii) such action or proceeding involves, or could have a material effect on, any matter beyond the scope of the indemnification obligation of the Indemnifying Persons, or (iii) the Indemnifying Persons have not assumed the defense of the Third Party Claim in a timely fashion.

          (c) If the Indemnifying Persons assume the defense of a Third Party Claim (under circumstances in which the proviso to Section 9.3(b) is not applicable), the Indemnifying Persons shall not be responsible for any legal or other defense costs subsequently incurred by the Indemnified Persons in connection with the defense thereof. If the Indemnifying Persons do not exercise their right to assume the defense of a Third Party Claim by giving the written acknowledgment referred to in Section 9.3(b), or are otherwise restricted from so assuming by the proviso to Section 9.3(b), the Indemnifying Persons nevertheless shall be entitled to participate in such defense with their own counsel and at their own expense. If the defense of a Third Party Claim is assumed by the Indemnified Persons pursuant to clause (i) or clause (ii) of the proviso to Section 9.3(b), the Indemnified Persons shall not be entitled to settle such Third Party Claim without the prior written consent of the Indemnifying Persons, which consent shall not be unreasonably withheld or delayed.

          (d) If the Indemnifying Persons exercise their right to assume the defense of a Third Party Claim, (i) the Indemnified Persons shall be entitled to participate in such defense with their own counsel at their own expense, and
(ii) the Indemnifying Persons shall not make any settlement of any claims without the prior written consent of the Indemnified Persons, which consent shall not be unreasonably withheld or delayed.

9.4    Survival of Representations and Warranties.

          (a) Subject to the further provisions of this Section 9.4, the representations and warranties of the Seller Group contained in Article V or in any certificate or other writing delivered in connection with this Agreement shall survive the Closing, and shall expire and be of no further force or effect on the second anniversary of the Closing Date; provided, however, that the
                                               --------  -------
representations and warranties contained in Article IV, Section 5.1, Section 5.2, Section 5.3, Section 5.4, Section 5.5, Section 5.10 and Section 5.20 shall survive the Closing indefinitely and the representations and warranties contained in Section 5.9, Section 5.15, Section 5.18 and Section 5.19 shall survive the Closing until ninety (90) days after the expiration of the applicable statutes of limitations for claims applicable to the matters covered thereby. Subject to the further provisions of this Section 9.4, the representations and warranties of the Shareholders contained in Article IV or in any certificate or other writing delivered in connection with this Agreement and the representations and warranties of the Purchaser contained in Article VI or in any certificate or other writing delivered in connection with this Agreement shall survive the Closing indefinitely. The covenants and other agreements of the Seller Group and the Purchaser contained in this Agreement shall survive the Closing until they are performed in full or otherwise expire or are terminated by their terms. For convenience of reference, the date upon which any representation or warranty contained herein shall terminate, if any, is referred to as the "Survival Date."
                                                                 -------------

          (b) From and after the Closing, no Shareholder shall have any recourse against the Company for any breach of any representation, warranty, covenant or agreement of the Company set forth in this Agreement or in any certificate or other writing delivered by the Company in connection with this Agreement.

9.5    Limitations on Indemnification.

          (a)  Indemnity Baskets for the Shareholders.  From and after the
               --------------------------------------
Closing, the Purchaser Indemnified Persons shall not have the right to be indemnified pursuant to Section 9.1(a) and/or Section 9.1(b) unless and until the Purchaser Indemnified Persons (or any member thereof) shall have incurred on a cumulative basis aggregate Losses in an amount exceeding $200,000 (the "Shareholder Basket"), whereupon the Purchaser Indemnified Persons (or any
 ------------------
member thereof) shall be entitled to indemnification for all Losses incurred by the Purchaser Indemnified Persons (or any member thereof); provided, however,
                                                           --------  -------
that in no event shall the limitations set forth in this Section 9.5(a) apply with respect to (i) any breaches of those representations and warranties set forth in Article IV, Section 5.1, Section 5.2, Section 5.3, Section 5.4, Section 5.5, Section 5.7 Section 5.9, Section 5.10, Section 5.18, Section 5.19 or
Section 5.20 (collectively, the "Excluded Seller Representations"), or (ii) any
                                 -------------------------------
willful or knowing breach or any fraudulent or intentional acts or intentional misrepresentations of any member of the Seller Group; and provided further,
                                                          -------- -------
however, that the amount of the Shareholder Basket shall be reduced, dollar for
-------
dollar, by the amount of any Losses suffered or incurred by the Purchaser Indemnified Persons arising from or in connection with (A) the lawsuit filed by GST Corporation; against the Company in the State of Tennessee disclosed on
Schedule 5.14(a) to this Agreement; (B) the establishment, operation or
----------------
maintenance of the Company's 401(k) Plan disclosed on Schedule 5.18(a) to this
                                                      ----------------
Agreement; and (C) the pending claim by United Distillers and Vintners described on Schedule 5.16(b) hereto.
   ----------------

          (b)  Indemnity Limitations for the Shareholders.  From and after the
               ------------------------------------------
Closing, the sum of all Losses pursuant to which indemnification is payable by any Shareholder pursuant to Section 9.1(a) and/or Section 9.1(b) shall not exceed his, her or its pro rata share of the Aggregate Consideration; provided,
                                                                      --------
however, that in no event shall the limitations set forth in this Section 9.5(b)
-------
apply with respect to (i) the Excluded Seller Representations, or (ii) any willful or knowing breach of such representations or warranties or any fraudulent or intentional acts or intentional misrepresentations of any Shareholder.

          (c)  Indemnity Baskets for the Purchaser.  From and after the Closing,
               -----------------------------------
the Seller Indemnified Persons shall not have the right to be indemnified pursuant to Section 9.1(c) unless and until the Seller Indemnified Persons (or any member thereof) shall have incurred on a cumulative basis aggregate Losses in an amount exceeding $100,000, whereupon the Seller Indemnified Persons (or any member thereof) shall be entitled to indemnification for all Losses incurred by the Seller Indemnified Persons (or any member thereof); provided, however,
                                                           --------  -------
that in no event shall the limitations set forth in this Section 9.5(c) apply with respect to any willful or knowing breach of such representations or warranties or any fraudulent or intentional acts or intentional misrepresentations of the Purchaser.

          (d)  Indemnity Limitations for the Purchaser.  From and after the
               ---------------------------------------
Closing, the sum of all Losses pursuant to which indemnification is payable by the Purchaser pursuant to Section 9.1(c) shall not exceed the Aggregate Consideration; provided, however, that in no event shall the limitations set
               --------  -------
forth in this Section 9.5(d) apply with respect to any willful or knowing breach of such representations or warranties or any fraudulent or intentional acts or intentional misrepresentations of the Purchaser.

9.6  Satisfaction of Indemnification Obligations.

     The obligations of the Seller Indemnifying Persons to indemnify the Purchaser Indemnified Persons for Purchaser Losses (including those incurred as a result of the indemnification events set forth in Section 9.1(a) and Section 9.1(b)) shall be paid in cash by the Seller Indemnifying Persons to the Purchaser Indemnified Persons by wire transfer of immediately available funds to the accounts or accounts specified by the applicable Purchaser Indemnified Persons for such purposes. Anything in this Agreement to the contrary notwithstanding, in the event of any breach or default of any provision of this Agreement or any Related Document by any member of the Seller Group, the Purchaser Indemnified Persons shall have, in addition to its indemnification rights pursuant to this Article IX, the right and option to set-off against amounts owed (including the Earn Out Amount) by any member of the Purchaser Indemnified Persons to any Seller Indemnifying Person (a) any amount owed by any member of the Seller Group to any member of the Purchaser Indemnified Persons under this Agreement, the Related Documents or otherwise, and (b) any Purchaser Losses, including those incurred as a result of the indemnification events set forth in Section 9.1(a) and Section 9.1(b). In the event of the election by the Purchaser Indemnified Persons (or any member thereof) to exercise any right of set-off pursuant to this Section 9.6, the Purchaser shall deliver a written notice to each Seller Indemnifying Person specifying the specific right of set-off to be exercised and the amount thereof.

9.7  Recourse Against Options and Shares.

     Anything in this Agreement to the contrary notwithstanding, in the event of a breach or default of any provision of this Agreement or any Related Document by any member of the Seller Group, the Purchaser Indemnified Persons shall have, in addition to its indemnification rights pursuant to this Article IX, the right and option to (a) cancel any and all unexercised Options, and (ii) repurchase any and all shares of the Purchaser's common stock acquired by any and all members of the Seller Group pursuant to the exercise of Options at a repurchase price equal to the original price paid to the Purchaser for such shares. In the event of the election by the Purchaser Indemnified Persons (or any member thereof) to exercise any right under this Section 9.7, the Purchaser shall deliver a written notice to each member of the Seller Group specifying the specific right to be exercised and the amount thereof.

                                   ARTICLE X

                           MISCELLANEOUS PROVISIONS

10.1 Amendment.

     This Agreement may not be altered or otherwise amended except pursuant to an instrument in writing signed by each party, except that any party may waive any obligation owed to it by another party under this Agreement. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

10.2 Entire Agreement.

     This Agreement and the other agreements and documents referenced herein (including the Schedules, Annexes and Exhibits (in their executed form) attached hereto) and any other document or agreement contemporaneously entered into with this Agreement contain all of the agreements among the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements or understandings among the parties with respect thereto (including the Letter of Intent dated on or about May 23, 2000 and the Extension of the Letter of Intent dated on or about July 25, 2000, by and between the Company and the Purchaser).

10.3 Severability.

     It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the Laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

10.4 Benefits of Agreement.

     All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Except as expressly provided herein, this Agreement shall not confer any rights or remedies upon any Person other than the foregoing. Anything contained herein to the contrary notwithstanding, (a) this Agreement shall not be assignable by any member of the Seller Group without the express written consent of the Purchaser and (b) the Purchaser may, without the consent of any other party hereto, (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and designate one or more of its Affiliates to perform its obligations hereunder, and (ii) assign any or all of its rights and interests hereunder as security for any obligations arising in connection with the financing of the transactions contemplated hereby, in any or all of which cases the Purchaser nonetheless shall remain responsible for the performance of its obligations hereunder.

10.5 Expenses; Sales and Transfer Taxes.

     Except as otherwise provided in this Agreement, the Purchaser on the one hand and the Seller Group on the other hand shall each bear their own expenses incurred in connection with this Agreement and the Related Documents (including the legal, accounting and due diligence fees, costs and expenses incurred by such party).

10.6 Remedies.

     The parties each shall have and retain all rights and remedies existing in their favor under this Agreement, at law or in equity, including rights to bring actions for specific performance, injunctive and other equitable relief (including the remedy of rescission) to enforce or prevent a breach or violation of any provision of this Agreement, and all such rights and remedies shall, to the extent permitted by applicable Law, be cumulative and a party's pursuit of any such right or remedy shall not preclude such party from exercising or pursuing any other available right or remedy.

10.7 Notices.

     All notices or other communications pursuant to this Agreement shall be in writing and shall be deemed to be sufficient if delivered personally, telecopied, sent by nationally-recognized, overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (i)  if to the Company, to:

                         GTS Transportation Services, Inc.
                         2021 Las Positas Court, Suite 101
                         Livermore, California  94550
                         Attention:  Mr. Jeff Roths
                         Telephone No.: (925) 455-9050 or
                                        (800) 877-7487
                         Facsimile No.: (925) 454-2222

                         with a copy, if prior to the Closing, to:

                         Gonzalves & Kozachenko
                         47460 Fremont Boulevard
                         Fremont, California  94538
                         Attention:  Paul Kozachenko, Esq.
                         Telephone No.: (510) 770-3900
                         Facsimile No.: (510)657-9876
                         and with a copy, if after the Closing, to the Purchaser at its address below;


               (ii)  if to any Shareholder, to:

                         such shareholder at his address set forth on Annex I

                         with a copy to:

                         Gonzalves & Kozachenko
                         47460 Fremont Boulevard
                         Fremont, California 94538
                         Attention:  Paul Kozachenko, Esq.
                         Telephone No.: (510) 770-3900
                         Facsimile No.: (510)657-9876

               (iii) if to the Purchaser, to:

                         Pacer International, Inc.
                         1340 Treat Boulevard
                         Walnut Creek, California 94596
                         Attention:  Mr. Larry Yarberry
                         Telephone No.: (925) 979-4480
                         Facsimile No.: (925) 979-4215

                         with a copy to:

                         Apollo Management, L.P.
                         1301 Avenue of the Americas, 38/th/ Floor
                         New York, New York 10019
                         Attention:  Mr. Joshua Harris
                         Telephone No.: (212) 261-4032
                         Facsimile No.: (212) 261-4102

                         with a copy to:

                         Holland & Knight LLP
                         50 North Laura Street, 39/th/ Floor
                         Jacksonville, Florida 32202
                         Attention:  Michael F. Killea, Esq.
                         Telephone No.: (904) 353-2000
                         Facsimile No.: (904) 358-1872

All such notices and other communications shall be deemed to have been given and received (i) in the case of personal delivery, on the date of such delivery,
(ii) in the case of delivery by telecopy, on the date of such delivery, (iii) in the case of delivery by nationally-recognized, overnight courier, on the Business Day following dispatch, and (iv) in the case of mailing, on the third Business Day following such mailing.

10.8  Counterparts and Facsimile Execution.

      This Agreement may be executed in two or more counterparts, and each such counterpart shall be deemed to be an original instrument. All such counterparts shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by facsimile or otherwise) to the other parties, it being understood that all parties need not sign the same counterpart. Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

10.9  Governing  Law.

          (a) THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF CALIFORNIA, OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF CALIFORNIA TO BE APPLIED.

          (b) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH THAT APPLICABLE LAWS, EVIDENTIARY RULES AND JUDICIAL PROCEDURES APPLY OR THAT APPLICABLE LAWS AND ARBITRATION RULES IN CASES IN WHICH THE PARTIES HAVE EXPRESSLY AGREED TO SUBMIT ANY SUCH DISPUTES TO BINDING ARBITRATION APPLY, THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS, EVIDENTIARY RULES AND JUDICIAL PROCEDURES, OR BY AN ARBITRATOR APPLYING APPLICABLE LAWS AND ARBITRATION RULES IN SUCH CASES WHERE THEY HAVE EXPRESSLY AGREED TO BINDING ARBITRATION. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO. THE PARTIES HERETO AGREE THAT ALL DISPUTES AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT SHALL BE RESOLVED EXCLUSIVELY BY STATE OR FEDERAL COURTS LOCATED IN THE CITIES OF OAKLAND OR SAN FRANCISCO, CALIFORNIA, AND ANY APPELLATE COURT FROM ANY THEREOF.

10.10 Jurisdiction and Venue.

          (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for himself, herself or itself and his, her or its property, to the exclusive jurisdiction of any

California state court or federal court of the United States of America sitting in San Francisco or Oakland, California, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, any of the Related Documents or the transactions contemplated hereunder or thereunder or for recognition or enforcement of any judgment relating thereto, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such California state court or, to the extent permitted by law, in any such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          (b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent he, she or it may legally and effectively do so, any objection that he, she or it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, any of the Related Documents or the transactions contemplated hereunder or thereunder in any California state or federal court of the United States of America sitting in San Francisco or Oakland, California. Each of the parties hereto hereby irrevocably waives, to the fullest extent he, she or it may legally and effectively do so, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

          (c) Each of the parties hereto hereby agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without the necessity for service by any other means provided by law.

10.11  Mutual Contribution.

       The parties to this Agreement and their respective counsel have contributed mutually to the drafting of this Agreement. Consequently, no provision of this Agreement shall be construed against any party on the ground that a party drafted the provision or caused it to be drafted.

10.12  No Third Party Beneficiaries.

       Except as expressly provided in this Agreement, this Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns.

10.13  Independence of Covenants and Representations and Warranties.

       All covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain covenant, the fact that such action or condition is permitted by another covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such initial covenant. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached shall not affect the incorrectness of or a breach of a representation and warranty hereunder.

10.14  Interpretation; Construction.

       The term "Agreement" means this Stock Purchase Agreement together with
                 ---------
all Schedules, Annexes and Exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. Certain capitalized terms used and not otherwise defined elsewhere in this Agreement have the meanings given to them in Annex II attached hereto. In this
                                             --------
Agreement, the term "best knowledge" of any Person means (i) the actual
                     --------------
knowledge of such Person, and (ii) that knowledge that should have been acquired by such Person after making such due inquiry and exercising such due diligence as a prudent businessperson would have made or exercised in the management of his or her business affairs, including due inquiry of those directors, officers, key employees and professional advisors (including attorneys, accountants and consultants) of such Person who could reasonably be expected to have actual knowledge of the matters in question. For purposes of the preceding sentence, the knowledge, both actual and constructive, of each Shareholder and each other director, officer and key employee of the Company shall be imputed to each member of the Seller Group. The use in this Agreement of the word "including" means "including, without limitation." The words "herein," "hereof," "hereunder," "hereby," "hereto," "hereinafter," and other words of similar import refer to this Agreement as a whole, including the Schedules, Annexes and Exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular article, section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to articles, sections, subsections, paragraphs, subparagraphs, clauses, Schedules, Annexes and Exhibits mean such provisions of this Agreement and the Schedules, Annexes and Exhibits attached to this Agreement, except where otherwise stated. The title of and the article, section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement. The use herein of the masculine, feminine or neuter forms also shall denote the other forms, as in each case the context may require. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Accounting terms used but not otherwise defined herein shall have the meanings given to them under GAAP. Unless expressly provided otherwise, the measure of a period of one month or year for purposes of this Agreement shall be that date of the following month or year corresponding to the starting date, provided that if
                                                                --------
no corresponding date exists, the measure shall be that date of the following month or year corresponding to the next day following the starting date. For example, one month following February 18 is March 18, and one month following March 31 is May 1.

                           *     *     *     *     *

          IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement as of the date first written above.


                              The Purchaser:
                              -------------

                              PACER INTERNATIONAL, INC.

                                  /s/ LC Yarberry
                              By:_______________________________________
                                             LC Yarberry
                                 Print Name:____________________________
                                        Executive Vice President
                                 Title:_________________________________


                              The Company:
                              -----------

                              GTS TRANSPORTATION SERVICES, INC.

                                 /s/ Patrick Nolan
                              By:_______________________________________
                                            Patrick Nolan
                                 Print Name:____________________________
                                        President
                                 Title:_________________________________


                              The Shareholders:
                              ----------------

                                /s/ Jeff Roths
                              __________________________________________
                                              JEFF ROTHS

                                /s/ Patrick Nolan
                              __________________________________________
                                            PATRICK NOLAN

                                    ANNEX I


                                 Shareholders
                                 ------------



Name and Address                                         Number of Shares
----------------                                         ----------------

Jeff Roths                                                          2,649
c/o GTS Transportation Services, Inc.
2021 Las Positas Court, Suite 101
Livermore, California 94550
Telephone No.: (925) 455-9050 or
               (800) 877-7487
Facsimile No.: (925) 454-2222

Patrick Nolan                                                       2,649
c/o GTS Transportation Services, Inc.
2021 Las Positas Court, Suite 101
Livermore, California  94550
Telephone No.: (925) 455-9050 or
               (800) 877-7487
Facsimile No.: (925) 454-2222

                                   ANNEX II

                              Certain Definitions
                              -------------------

          "Acquisition Proposal" means any offer, proposal or indication of
           --------------------
interest in (i) the direct or indirect acquisition or sale of all or any material part of the Company (whether by stock sale or asset sale), (ii) a merger, consolidation or other similar business combination, or a reorganization, recapitalization or other similar transaction, directly or indirectly involving the Company, (iii) the direct or indirect acquisition of any capital stock or other securities of the Company, or (iv) any stock sale or issuance or debt and/or equity financing directly or indirectly involving the Company.

          "Affiliate" means, with respect to any Person, (i) a partner, member,
           ---------
owner, shareholder, trustee, director or officer of such Person or of any Person identified in clause (iii) below, (ii) a spouse, parent, sibling or descendant of such Person (or spouse, parent, sibling or descendant of any partner, member, owner, shareholder, trustee, director or officer of such Person or of any Person identified in clause (iii) below), and (iii) any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such Person.

          "Aggregate Consideration" means the sum of the Purchase Price and the
           -----------------------
Funded Indebtedness as of the Closing Date.

          "Arbitrating Accountants" means such independent "Big 5" public
           -----------------------
accounting firm as shall be agreed upon by the Purchaser and the Shareholders' Representative in writing or, if the Purchaser and the Shareholders' Representative cannot so agree, by lot from among the independent "Big 5" public accounting firms (other than the Purchaser's Accountants).

          "BCI" means Beverage Canners International Corporation, a Delaware
           ---
corporation and customer of the Company.

          "Business Day" means any day that is not a Saturday, Sunday or a day
           ------------
on which banking institutions in New York, New York are authorized or required to be closed.

          "Capital Lease" means any obligation to pay rent or other amounts
           -------------
under any lease of (or other arrangement conveying the right to use) assets or properties, whether real, personal or mixed, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person as of such date computed in accordance with GAAP.

          "Charter Documents" means, (i) as to any corporation, the articles,
           -----------------
certificate or memorandum of incorporation or association of such corporation, the by-laws of such corporation, and each other instrument or other document governing such corporation's existence and internal affairs, (ii) as to any limited partnership, the certificate of limited partnership of such partnership, the agreement of limited partnership of such partnership, and each other instrument or other document governing such partnership's existence and internal affairs, (iii) as to any limited liability company, the articles, certificate or memorandum of organization of such limited liability company, the operating agreement of such limited liability company, and each other instrument or other document governing such limited liability company's existence and internal affairs, and (iv) as to any trust, the agreement or other instrument creating such trust and any and all other documents, instruments and certificates granting (and limiting) the powers and authorities of such trust and the trustee(s) thereof and governing the activities and operations of such trust and the trustee(s) thereof, in each case in clauses (i) through (iv) above, as amended and restated and in effect at the time in question.

          "Commission" means the Securities and Exchange Commission, or any
           ----------
Governmental Entity succeeding to the functions thereof.

          "Contract" means any loan or credit agreement, note, bond, mortgage,
           --------
indenture, license, lease, sublease, grant of easement, right of way, purchase order, sale order, service order, or other contract, agreement, commitment, instrument, permit, concession, franchise or license, whether written or oral.

          "Control" means, with respect to any Person, the possession, directly
           -------
or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.

          "Earn Out Period" means, with respect to the Company, the twelve-month
           ---------------
period commencing on January 1, 2001, and ending on December 31, 2001.

          "Employee Benefit Plan" means (i) any qualified or non-qualified
           ---------------------
Employee Pension Benefit Plan (as defined in Section 3(2) of ERISA), including any Multi-employer Plan (as defined in Section 3(37) of ERISA), Multiple Employer Plan (as defined in Section 413 of the Code), or Defined Benefit Pension Plan (as defined in Section 3(35) of ERISA), (ii) any Employee Welfare Benefit Plan (as defined in Section 3(1) of ERISA), or (iii) any employee benefit, fringe benefit, compensation, severance, incentive, bonus, profit-sharing, stock option, stock purchase or other plan, program or arrangement, whether or not subject to ERISA and whether or not funded.

          "Encumbrances" means and includes security interests, mortgages,
           ------------
liens, pledges, charges, easements, reservations, restrictions, rights of way, servitudes, options, rights of first refusal, community property interests, equitable interests, restrictions of any kind and all other encumbrances, whether or not relating to the extension of credit or the borrowing of money.

          "Environmental, Health and Safety Laws" means all Laws, Permits,
           -------------------------------------
Orders, Contracts and common law relating to or addressing pollution or protection of the environment, public health and safety, or employee health and safety, including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, in each case as amended and in effect from time to time.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended, and any successor legislation thereto, and the rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

          "ERISA Affiliate" means, with respect to any Person, any other Person
           ---------------
that is a member of a "controlled group of corporations" with, or is under "common control" with, or is a member of the same "affiliated service group" with such Person as defined in Section 414(b), 414(c), 414(m) or 414(o) of the Code.

          "Funded Indebtedness" means, without duplication, the aggregate amount
           -------------------
(including the current portions thereof) of all (i) indebtedness for money borrowed by the Company from other Persons (including any prepayment and similar penalties) and purchase money indebtedness (other than accounts payable in the ordinary course of business, consistent with past practice); (ii) indebtedness of the type described in clause (i) above guaranteed, directly or indirectly, in any manner by the Company or in effect guaranteed, directly or indirectly, in any manner by the Company through a Contract or other understanding or arrangement, contingent or otherwise, to supply funds to, or in any other manner invest in, the debtor, or to purchase indebtedness, or to purchase and pay for property if not delivered or pay for services if not performed, primarily for the purpose of enabling the debtor to make payment of the indebtedness or to assure the owners of the indebtedness against loss (any such Contract or other understanding or arrangement being referred to as a "Guaranty") (but the term
                                                     --------
"Guaranty" shall exclude endorsements of checks and other instruments in the ordinary course or business, consistent with past practice); (iii) all indebtedness of the type described in clause (i) above secured by any Encumbrance upon assets or properties owned by the Company even though the Company has not in any manner become liable for the payment of such indebtedness; (iv) Capital Leases, and (v) all interest expense and other charges accrued but unpaid, and all prepayment penalties and premiums, on or relating to any of such indebtedness. Funded Indebtedness of the Company as of the date hereof is set forth on Schedule 5.13(d).
                                ----------------

          "GAAP" means generally accepted accounting principles in the United
           ----
States, as promulgated by the American Institute of Certified Public Accountants, consistently applied.

          "Governmental Entity" means any domestic or foreign government or
           -------------------
political subdivision thereof, whether on a federal, state, provincial or local level and whether legislative, executive, judicial in nature, including any agency, authority, board, bureau, commission, court, department or other instrumentality thereof.

          "Guaranty" has the meaning given to it in the definition of Funded
           --------
Indebtedness.

          "Income Taxes" means all income Taxes (including any Tax on or based
           ------------
upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits (including state Taxes imposed on subchapter S corporations)).

          "Indemnified Persons" means and includes the Seller Indemnified
           -------------------
Persons and/or the Purchaser Indemnified Persons, as the case may be.

          "Indemnifying Persons" means and includes the Seller Indemnifying
           --------------------
Persons and/or the Purchaser Indemnifying Persons, as the case may be.

          "Intellectual Property Rights" means all intellectual property rights,
           ----------------------------
including patents, patent applications, trademarks, trademark applications, trade names, service marks, service mark applications, trade dress, logos and designs, and the goodwill connected with the foregoing, copyrights and copyright applications, know-how, trade secrets, proprietary processes and formulae, confidential information, franchises, licenses, inventions, instructions, marketing materials and all documentation and media constituting, describing or relating to the foregoing, including manuals, memoranda and records.

          "Law" means any applicable domestic or foreign law, statute, treaty,
           ---
rule, directive, regulation, ordinance or similar provision having the force or effect of law, whether on a federal, state, provincial or local level (including all Environmental, Health and Safety Laws), or any applicable Order of any Governmental Entity.

          "Liability" means any actual or potential liability or obligation,
           ---------
whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, or liquidated or unliquidated, and whether due or to become due, regardless of when asserted.

          "Litigation Expense" means any out-of-pocket expenses incurred in
           ------------------
connection with investigating, defending or asserting any claim, legal or administrative action, suit or Proceeding incident to any matter indemnified against hereunder, including court filing fees, court costs, arbitration fees or costs, witness fees, and fees and disbursements of outside legal counsel, investigators, expert witnesses, accountants and other professionals.

          "Losses" means any and all losses (including a diminution in the value
           ------
of the Company's capital stock), claims, shortages, damages, expenses (including reasonable attorneys' and accountants' and other professionals' fees and Litigation Expenses), assessments, Taxes (including interest and penalties thereon), and insurance premium increases arising from or in connection with any such matter that is the subject of indemnification under Article IX, as reduced by (i) the amount actually recovered under insurance policies (net of deductibles and incidental expenses resulting therefrom), and (ii) Tax benefits actually realized under Tax Laws in respect of such Losses, net of all reasonable costs and expenses of recovering any such Tax benefits. For purposes of determining Tax benefits actually realized, there shall be included only those Tax benefits resulting from such Loss that are actually realized before the taxable year in which a payment for a Loss is received and Tax benefits resulting from such Loss that are actually realized in the taxable year in which a payment for a Loss is received, as increased by (x) the amount of any Taxes
                                     ---------
payable on such indemnification payment and (y) the amount of any Taxes payable on the payment referred to in clause (x) hereof. For purposes of calculating the amount of Losses incurred by the Purchaser Indemnified Persons for which the Seller Indemnifying Person is obligated to indemnify the Purchaser Indemnified Persons, such amount shall be computed as the product arrived at by multiplying
(i) the actual amount of Losses incurred by the Purchaser Indemnified Persons by
(ii) the quotient arrived at by dividing the Aggregate Consideration by the consolidated operating income of the Company and its Subsidiaries for the twelve
(12) months ended December 31, 1999, calculated in accordance with GAAP applied on a basis consistent with the preparation of the statement of income for the fiscal year then ended that is included in the Annual Financial Statements. The Purchaser and each member of the Seller Group hereby agree that the Purchase Price shall be deemed to be decreased by the amount of any payment made by the Seller Indemnifying Persons to the Purchaser with respect to Losses incurred by the Purchaser Indemnified Persons for which the Seller Indemnifying Persons was obligated to indemnify the Purchaser Indemnified Persons.

          "Management Shareholders" means Jeff Roths and Patrick Nolan.
           -----------------------

          "Options" means, collectively, all options that are the subject of the
           -------
Roths Option Agreement and the Nolan Option Agreement.

          "Orders" means judgments, writs, decrees, compliance agreements,
           ------
injunctions or judicial or administrative orders and determinations of any Governmental Entity or arbitrator.

          "Permits" means all permits, licenses, authorizations, registrations,
           -------
franchises, approvals, consents, certificates, variances and similar rights obtained, or required to be obtained, from a Governmental Entity.

          "Permitted Encumbrances" means (i) Encumbrances for Taxes not yet due
           ----------------------
and payable or being contested in good faith by appropriate Proceedings and for which there are adequate reserves on the books, (ii) workers' or unemployment compensation liens arising in the ordinary course of business, and (iii) mechanic's, materialman's, supplier's, vendor's or similar liens arising in the ordinary course of business, consistent with past practice, securing amounts that are not delinquent.

          "Person" shall be construed as broadly as possible and shall include
           ------
an individual or natural person, a partnership (including a limited liability partnership), a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a business, a Governmental Entity, and any other entity.

          "Proceeding" means any action, suit, investigation or proceeding
           ----------
before any Governmental Entity or arbitrator.

          "Purchaser Indemnified Persons" means and includes the Purchaser and
           -----------------------------
its Affiliates (including, following the Closing, the Company), their respective successors and assigns, and the respective officers, directors and controlling parties of each of the foregoing; provided, however, that any such Person who
                                  --------  -------
was, prior to the Closing Date, an officer, director, employee, Affiliate, successor or assign of the Company, or a Shareholder, shall not in such capacity, be a Purchaser Indemnified Person with respect to a breach of this Agreement or any Related Document based on facts or circumstances occurring, or actions taken by such Person, at or prior to the Closing.

          "Purchaser Indemnifying Persons" means the Purchaser and its
           ------------------------------
successors.

          "Purchaser Losses" means any and all Losses sustained, suffered or
           ----------------
incurred by any Purchaser Indemnified Person arising from or in connection with any matter that is the subject of indemnification under Article IX.

          "Purchaser's Accountants" means PricewaterhouseCoopers LLP.
           -----------------------

          "Securities" means "securities" as defined in Section 2(1) of the
           ----------
Securities Act.

          "Securities Act" means the Securities Act of 1933, as amended, or any
           --------------
successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

          "Seller Indemnified Persons" means and includes either (i) if the
           --------------------------
Closing does not occur, the Company, each Shareholder, and their respective Affiliates, directors, officers, personal representatives, estates, heirs, successors and permitted assigns or (ii) if the Closing occurs, each Shareholder and his personal representatives, estate, heirs, successors and permitted assigns.

          "Seller Indemnifying Persons" means each Shareholder and his personal
           ---------------------------
representative, estate, heirs, successors and permitted assigns.

          "Seller Losses" means any and all Losses sustained, suffered or
           -------------
incurred by any Seller Indemnified Person arising from or in connection with any matter that is the subject of indemnification under Article IX.

          "Subsidiary" means, with respect to any Person, any other Person (i)
           ----------
whose Securities having a majority of the general voting power in electing the board of directors or equivalent governing body of such Person (excluding Securities entitled to vote only upon the failure to pay dividends thereon or the occurrence of other contingencies) are, at the time as of which any determination is being made, owned by such Person either directly or indirectly through one or more other entities constituting Subsidiaries, or (ii) a fifty percent (50%) interest in the profits or capital of whom is, at the time as of which any determination is being made, owned by such Person either directly or indirectly through one or more other entities constituting Subsidiaries.

          "Target Net Working Capital Amount" means ($[2,850,000]) (negative).
           ---------------------------------

          "Tax Return" means any return, declaration, report, claim for refund,
           ----------
or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          "Taxes" means, with respect to any Person, (i) all Income Taxes and
           -----
all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties and other taxes, fees, assessments or charges of any kind whatsoever, together with all interest and penalties, additions to tax, and other additional amounts imposed by any taxing authority (domestic or foreign) on such Person, and (ii) any liability for the payment of any amount of the type described in the foregoing clause (i) as a result of (A) being a "transferee" (within the meaning of Section 6901 of the Code or any other applicable Law) of another Person, (B) being a member of an affiliated, combined or consolidated group, or
(C) a Contract or other understanding or arrangement.

                                   ANNEX III

                              Company EBIT Amount
                              -------------------

     As used in this Agreement, the term "Company EBIT Amount" means the
                                          -------------------
operating income of the Company during the Earn Out Period, calculated in accordance with GAAP applied on a basis consistent with the preparation of the statements of income included in the Annual Financial Statements, subject to the following adjustments (provided that the following adjustments shall be made
                       --------
without duplication in calculating the Company EBIT Amount):

     (A) the Company EBIT Amount shall not include any deduction for federal, state or local income taxes (whether paid or accrued) or any credit or income item related to federal, state or local income taxes (whether paid or accrued);

     (B) the Company EBIT Amount shall not include any deduction for interest expense (whether paid or accrued) or any credit or income item for interest income (whether received or accrued); and

     (C) the Company EBIT Amount shall not include any extraordinary or one-time income or gain that may be realized during the Earn Out Period.

                                     III-1